Exhibit 10.3

PARSONS EMPLOYEE STOCK OWNERSHIP PLAN

2019 AMENDMENT AND RESTATEMENT

TABLE OF CONTENTS

Page
Article I GENERAL	1
1.1	Nature of Plan1
1.2	Effective Date2
1.3	Defined Terms2
Article II DEFINITIONS	2
2.1	Account2
2.2	Affiliated Company2
2.3	Anniversary Date2
2.4	Approved Absence2
2.5	Beneficiary3
2.6	Board of Directors3
2.7	Break in Service3
2.8	Code4
2.9	Committee4
2.10	Company4
2.11	Company Stock4
2.12	Compensation4
2.13	Computation Period5
2.14	Early Retirement Date or Early Retirement5
2.15	Eligible Employee5
2.16	Employee6
2.17	ERISA6
2.18	ESOP Account6
2.19	ESOP Fund6
2.20	ESOP Suspense Subfund6
2.21	Exempt Loan7
2.22	Fair Market Value7
2.23	Forfeiture7
2.24	Highly Compensated Employee7
2.25	Hour of Service.8
2.26	IPO Date9
2.27	Lock-up Period9
2.28	Member Company9
2.29	Normal Retirement Date9
2.30	Participant9
2.31	PAYSOP Account9
2.32	PAYSOP Fund9
2.33	Plan9
2.34	Plan Administrator9
2.35	Plan Year9

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2.36	Predecessor Plan9
2.37	Retirement Account9
2.38	Retirement Fund10
2.39	Sponsor10
2.40	Spouse10
2.41	Trading Day10
2.42	Trust10
2.43	Trust Agreement10
2.44	Trustee10
2.45	Trust Fund10
2.46	Valuation Date10
2.47	Year of Cumulative Service11
Article III PARTICIPATION IN THE PLAN	12
3.1	Commencement of Participation12
3.2	Re-employment as Eligible Employees12
3.3	Former Participants12
Article IV COMPANY CONTRIBUTIONS	12
4.1	Contributions to ESOP Fund12
4.2	Company Not Responsible for Adequacy of Trust Fund13
4.3	Conditions of Contributions13
Article V TRUST FUND	14
5.1	Plan Assets14
5.2	Division of Assets14
5.3	Investment of Trust Fund14
5.4	Exempt Loan15
5.5	Securities Law Limitation16
5.6	Accounting and Valuations16
5.7	Trustee17
Article VI ALLOCATION OF CONTRIBUTIONS TO THE ESOP FUND	17
6.1	Allocation of Contributions17
6.2	Suspense Subfund18
6.3	Release from ESOP Suspense Subfund18
6.4	Allocation of Shares Released from ESOP Suspense Subfund19
6.5	Stock Dividends, Splits, Recapitalizations, Etc.19
6.6	Cash Dividends19
6.7	Allocation of Amounts Transferred From Defined Benefit Plans21
Article VII VESTING AND diversification rule	21
7.1	No Vested Rights Except as Herein Specified21

7.2	Full Vesting of Participants’ Accounts21
7.3	Termination Prior to Full Vesting22
7.4	Treatment of Forfeitures23
7.5	Diversification Rule23
Article VIII RETIREMENT BENEFITS	24
8.1	Distribution Timing24
8.2	Method of Distribution24
8.3	Form of Distribution.27
8.4	Benefit Commencement Deadline28
8.5	Forfeiture on Failure to Locate Participant or Beneficiary33
8.6	Direct Rollovers33
Article IX DEATH BENEFITS	34
9.1	Death Before Termination of Employment34
9.2	Death After Termination of Employment35
9.3	Designation of Beneficiary35
9.4	Incapacity of Participant or Beneficiary36
9.5	Additional Documents36
Article X claims procedures	37
10.1	General37
10.2	Initial Claim Determinations37
10.3	Request for Review37
10.4	Decision on Review38
10.5	Committee’s Decision Binding39
10.6	Conflicting Claims39
10.7	Judicial Proceeding39
Article XI LIMITATION ON ALLOCATIONS	39
11.1	General Rule39
11.2	Annual Additions40
11.3	Other Defined Contribution Plans40
11.4	Adjustments for Excess Annual Additions40
11.5	Affiliated Company41
11.6	Compensation41
Article XII ADMINISTRATION	42
12.1	Named Fiduciary42
12.2	Policy Committee42
12.3	Committee Procedure43
12.4	Notices43
12.5	Reliance on Information43

12.6	Authority43
12.7	Expenses and Fees44
12.8	Resignation44
12.9	Liability of Committee44
12.10	Voting Rights of Company Stock45
Article XIII AMENDMENT OR MERGER OF THE PLAN	46
13.1	Right to Amend46
13.2	Merger and Consolidation46
13.3	Adoption of Plan46
Article XIV TERMINATION OF THE PLAN	47
14.1	Right to Terminate as a Member Company47
14.2	Termination of Plan; Discontinuance of Contributions47
14.3	Effect of Termination47
Article XV TOP-HEAVY PROVISIONS	47
15.1	Application of Top-Heavy Rules47
15.2	Minimum Contribution Requirement47
15.3	Minimum Vesting Requirement48
15.4	Impact on Maximum Allocations48
15.5	Definitions49
15.6	Special Rules51
Article XVI MISCELLANEOUS	51
16.1	Annual Statement51
16.2	No Right to Employment Hereunder52
16.3	Limitation on Company Liability52
16.4	Exclusive Benefit52
16.5	No Alienation52
16.6	Rights Pursuant to USERRA53
16.7	Addresses53
16.8	Data53
16.9	Gender and Number53
16.10	Headings54
16.11	Counterpart54
16.12	Governing Law54

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PARSONS EMPLOYEE STOCK OWNERSHIP PLAN

2019 AMENDMENT AND RESTATEMENT

Article I
GENERAL

Nature of Plan

.

(a)The Plan, formerly known as The Ralph M. Parsons Company Employee Stock Ownership and Retirement Plan, was originally effective as of December 28, 1974.  It was amended several times, and on January 1, 1984 it became known as The Parsons Corporation Employee Stock Ownership Plan.  The Plan has been amended several times since then, including amendment and restatement in 1989, 1993, 1995, 1997, 1999, 2004, 2006 and 2012.  Effective as of January 1, 2002, the Plan became known as the Parsons Employee Stock Ownership Plan.  The Plan is hereby again amended and republished in its entirety in this 2019 Restatement, generally effective as of the IPO Date, except as otherwise provided herein, by applicable law, or by any resolution or other instrument adopting a particular provision.  In the event the IPO Date does not occur, this amended and restated Plan will not become effective, and the Plan, as in effect prior to the Board of Directors’ approval of this amended and restated Plan document, shall remain in the effect.

(b)Neither the Plan nor any Predecessor Plan shall be deemed to have terminated as a result of the consolidation of such Predecessor Plan with this Plan.  The rights of an Employee terminating employment after the IPO Date, shall be governed by the terms of the Plan, as in effect on the date of such termination.

(c)The rights of an Employee under a Predecessor Plan which is merged with and into this Plan shall be governed by the terms of this Plan, as in effect from time to time on and after the effective date of the merger of such Predecessor Plan with and into the Plan.  It is intended, however, that neither this amendment and republication nor any prior amendment and republication will enlarge the rights of Participants in the Plan or a Predecessor Plan, as the case may be, whose employment with a Company terminated prior to the IPO Date or the effective date of a merger of a Predecessor Plan with and into the Plan, as the case may be, except as required by applicable law or as expressly provided herein.

(d)The Plan is a combination stock bonus plan qualified under Section 401(a) of the Code and an employee stock ownership plan, as defined by Section 4975(e)(7) of the Code, designed to invest primarily in Company Stock.

(e)The Plan is designed to enable Eligible Employees indirectly to participate in stock ownership of the Company through participation in the Plan and the Accounts maintained thereunder to the extent that the assets of the Plan and such Accounts are invested in Company Stock and to the extent that distributions with respect to such Stock, whether in Stock or cash, represent the value of such Stock.

(f)The funding policy of the Plan and Trust is as set forth in Article V.

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(g)All Trust assets acquired under the Plan as a result of Company contributions, income and other additions to the Trust shall be administered, distributed, forfeited and otherwise governed by the provisions of the Plan.

Effective Date

.  The original effective date of this Plan is December 28, 1974, and the general effective date of this 2019 Amendment and Restatement is the IPO Date, except as otherwise specifically stated.

Defined Terms

.  All capitalized terms used in this Plan shall have the meaning set forth in Article II, unless the context clearly indicates otherwise.

Article II
DEFINITIONS

Account

.  “Account” shall mean each of the following accounts (including any subaccounts established from time to time under each such account) maintained to record the interest of a Participant:

(a)ESOP Account;

(b)PAYSOP Account; and

(c)Retirement Account.

Affiliated Company

.  “Affiliated Company” shall mean (except as modified by Section 11.5 for purposes of Article XI) (a) any corporation which is included in a controlled group of corporations (within the meaning of Section 414(b) of the Code), of which a Member Company is a member, other than such Member Company, (b) any trade or business which is under common control with a Member Company (within the meaning of Section 414(c) of the Code), other than such Member Company, (c) any member of an affiliated service group (within the meaning of Section 414(m) of the Code) that includes a Member Company, other than such Member Company; and (d) any other entity required to be aggregated with the Company pursuant to regulations under Section 414(o) of the Code.

Anniversary Date

.  “Anniversary Date” shall mean the last day of each Plan Year.

Approved Absence

.  “Approved Absence” shall mean a leave of absence approved for an Employee under the uniform leave of absence policy maintained by the Company employing such Employee.

Beneficiary

.  “Beneficiary” shall mean the person or estate of a deceased Participant, entitled to benefits hereunder upon the death of a Participant as designated pursuant to Section 9.3.

Board of Directors

.  “Board of Directors” shall mean the board of directors of the Sponsor, as such board may be constituted from time to time.

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Break in Service

.  “Break in Service” or “Break” shall mean with respect to an Employee whose employment with all Companies terminates:

(a)the calendar year in which his or her employment terminates if such termination occurs prior to March 1 of such year and the Employee does not return to employment with a Company prior to November 1 of such year.

(b)each calendar year following the calendar year in which his or her employment terminates, except for a calendar year in which the Employee returns to employment with a Company prior to November 1 of such calendar year.

Notwithstanding the foregoing, no Employee shall have a Break in Service with respect to a calendar year if he or she completes more than five hundred (500) Hours of Service during such calendar year.  For purposes of this Section 2.7, an Employee who leaves work on an Approved Absence and returns to work on or before the end of such Approved Absence shall not be deemed to have terminated employment; if such person does not return to work by the end of an Approved Absence, he or she shall be treated as having terminated employment immediately prior to leaving work on such Approved Absence.

Solely for purposes of determining whether a Break in Service for eligibility or vesting purposes has occurred in a computation period, an individual who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to such individual but for such absence, or in any case in which such Hours cannot be determined, eight (8) Hours of Service per day of such absence, except that the total number of Hours of Service to be credited shall not exceed five hundred one (501).  For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (1) by reason of the pregnancy of the individual, (2) by reason of a birth of a child of the individual, (3) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (4) for purposes of caring for such child for a period beginning immediately following such birth or placement.  The Hours of Service credited under this Section shall be credited (1) in the computation period in which the absence begins if the crediting is necessary to prevent a Break in Service in that period, or (2) in all other cases, in the following computation period.

Notwithstanding the foregoing, a period of absence from employment shall not be regarded as maternity or paternity leave if the Employee shall fail to comply with a request by the Company to furnish the Plan Administrator such timely information as may be reasonably required to establish that the absence from employment was for a reason set forth above and the number of days for which there was such an absence.

In addition, in the case of an individual who is absent from work during an approved leave of absence granted to an Employee pursuant to the Family and Medical Leave Act, the twelve (12) consecutive month period beginning on the first anniversary of the first day of such absence shall not constitute a Break in Service if the Employee returns to work for the Company at the end of such leave of absence. Uniformed services Employees will not incur a Break in Service because of their military leave in accordance with the terms set forth in Section 16.6.

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Code

.  “Code” shall mean the Internal Revenue Code of 1986, as it may be amended from time to time, and the regulations thereunder.  Reference to a specific section of the Code shall be deemed also to refer to any applicable regulations under such section, and also shall include any comparable provisions of future legislation that amend, supplement or supersede that specific section.

Committee

.  “Committee” shall mean the Policy and Advisory Committee described in Article XII.

Company

.  “Company” shall mean the Sponsor or any Affiliated Company.

Company Stock

.  “Company Stock” shall mean the stock issued by the Sponsor or any Affiliated Company that is an “employer security” within the meaning of Section 409(1) of the Code.

Compensation

.  “Compensation” means all amounts received in cash by an Employee from a Company including salary, wages, shift differential, overtime pay, vacation, holiday and sick pay, and any differential wage payments under Section 3401(h) of the Code, if any, commissions, or jury or military duty pay. Compensation shall include amounts that would be received in cash and included in gross income by the Employee but for an election to defer and contribute such amounts pursuant to a flexible benefit program or other arrangement described in Section 125 of the Code or a cash or deferred arrangement under Section 402(g) of the Code and qualified transportation fringe benefits described in Section 132(f)(4) of the Code. Severance pay is also “Compensation” if it is paid within the later of (i) 2½ months of separation from employment, or (ii) the end of the year that includes the date of severance, but only to the extent that, absent a severance, such amounts would have been paid to the Employee as an active Employee as regular compensation for services during the Employee’s regular working hours.

However, Compensation shall not include amounts included in the Employee's gross income with respect to bonuses, the grant or exercise of stock options or stock appreciation rights, grant of restricted stock, grant or settlement of restricted stock units, lapse of restrictions on restricted stock, dividends paid on restricted stock, dividends paid on Company Stock held by the Plan, amounts included in the Employee’s gross income in respect of group term life insurance exceeding $50,000, automobile allowances, moving expense allowances, tax differentials, cost of living differentials and other expense reimbursements.

In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, the annual Compensation of each Employee taken into account under the Plan shall not exceed $220,000 ($280,000 for the 2019 Plan Year), as adjusted by the Internal Revenue Service for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (“determination period”) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA ‘93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

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Computation Period

.  “Computation Period” shall mean the initial period of 12 consecutive calendar months commencing on the date the Employee first performs an Hour of Service following or coinciding with his or her employment or re-employment with a Company, and successive computation periods shall be each calendar year starting with the calendar year in which the initial computation period ends.

Early Retirement Date or Early Retirement

.  “Early Retirement Date” or “Early Retirement” shall mean the date that is the later of (a) the date upon which the termination of employment with all Companies of a Participant who is 100% vested in his or her ESOP Account occurs and (b) the first day of the month in which the Participant attains age sixty-two (62).

Eligible Employee

.

(a)“Eligible Employee” shall mean an Employee who is employed by a Member Company as an active employee on a full- or part-time basis (without regard to his or her or her treatment under the Fair Labor Standards Act or any successor provision thereto), including any such Eligible Employee who is on sick leave or vacation; provided that the Employee’s salary or wages are subject to employment taxes under Section 3121(b) of the Code.

(b)The term “Eligible Employee” shall also include (i) any citizen or resident of the United States who is an Employee of a corporation which is a “domestic subsidiary,” as defined in Section 407 of the Code, of a Company which is a “domestic parent corporation” within the meaning of Section 407 of the Code, and which has been specifically designated as such for purposes of the Plan by resolution of the Board of Directors, and (ii) any citizen or resident of the United States who is an Employee of a corporation which is a “foreign subsidiary,” as defined in Section 3121(1)(8) of the Code, of a Company which is a “domestic corporation” within the meaning of Section 406 of the Code, provided the Company has entered into an agreement under Section 3121(1) of the Code with respect to such foreign subsidiary; unless such individual would otherwise be an Employee under the Plan.

(c)The term “Eligible Employee” shall exclude any:

(1) Employee who is on an Approved Absence,

(2)Employee who is covered by a collective bargaining agreement to which any Company is a party if there is evidence that retirement benefits were the subject of good faith bargaining between the Company and the collective bargaining representative, unless the collective bargaining agreement provides for participation in this Plan,

(3)Employee who is employed by Parsons Infrastructure and Technology Services Division of Parsons Infrastructure & Technology Group Inc., or, prior to January 1, 2007, by the Parking Division of Parsons Facility Management Company,

(4)“leased employee,” within the meaning of Section 414(n) of the Code,

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(5)Employee who is working on an as-needed basis or at irregular intervals as a casual employee,

(6)an individual recorded on the books and records of a Member Company as an independent contractor, a worker provided by a temporary staffing agency, or an individual with respect to whom a written agreement governing the relationship between such person and a Member Company provides in substance that such person shall not be an Eligible Employee hereunder, or

(7)any Employee who was a member of the board of directors of The Ralph M. Parsons Company on January 1, 1974.

(d)The preceding provisions of this Section shall be given effect notwithstanding any classification or reclassification of an individual as an employee or common law employee of a Member Company or as a member of any other category of individuals not excluded under the preceding provisions of this Section by reason of action taken by any tax, or other governmental authority.  In the event that an individual rendering services to a Member Company in an excluded category is classified or reclassified by reason of action taken by any tax, or other governmental authority, or by a Member Company, such individual shall continue to be excluded under this Plan unless specifically included hereunder by the terms of an amendment to this Plan or by the terms of a written instrument executed by such individual and a Member Company.

Employee

.  “Employee” shall mean any individual employed by a Company.

ERISA

.  “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

ESOP Account

.  “ESOP Account” shall mean a Participant’s account, including subaccounts, if any, established from time to time, representing his or her interest in the ESOP Fund.

ESOP Fund

.  “ESOP Fund” shall mean that portion of the Trust Fund to which are allocated assets attributable to all ESOP Accounts, contributions under Section 4.1 and the proceeds of any Exempt Loan.

ESOP Suspense Subfund

.  “ESOP Suspense Subfund” shall mean the subfund established under Section 6.2 as part of the ESOP Fund to hold Company Stock purchased with the proceeds of an Exempt Loan pending the allocation of such Stock to individual ESOP Accounts.

Exempt Loan

.  “Exempt Loan” shall mean any loan that satisfies the provisions of the term “Loan” as described in Treasury Regulations Section 54.4975-7(b)(1)(ii) and as defined below.  “Loan” refers to a loan made to an ESOP by a disqualified person or a loan to an ESOP which is guaranteed by a disqualified person.  It includes a direct loan of cash, a purchase-money transaction, and an assumption of the obligation of an ESOP.  “Guarantee” includes an unsecured guarantee and the use of assets of a disqualified person as collateral for a loan, even though the

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use of assets may not be a guarantee under applicable state law.  An amendment of a loan in order to qualify as an exempt loan is not a refinancing of the loan or the making of another loan.  A “Non-Exempt Loan” shall mean any loan that fails to satisfy the “Loan” provisions described above.

2.22Fair Market Value. "Fair Market Value" shall mean, as of any given date, the value of a share of Company Stock determined as follows:

(a)If the Company Stock is (i) listed on any established securities exchange (such as the New York Stock Exchange, the NASDAQ Capital Market, the NASDAQ Global Market and the NASDAQ Global Select Market), (ii) listed on any national market system or (iii) quoted or traded on any automated quotation system, its Fair Market Value shall be the closing sales price for a share of Company Stock as quoted on such exchange or system for such date or, if there is no closing sales price for a share of Company Stock on the date in question, the closing sales price for a share of Company Stock on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(b)If the Company Stock is not listed on an established securities exchange, national market system or automated quotation system, but the Company Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a share of Company Stock on such date, the high bid and low asked prices for a Share on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(c)If the Company Stock is neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established pursuant to Section 5.6.

Forfeiture

.  “Forfeiture” shall mean the unvested portion of a Participant’s Account that is forfeited on the earlier of (a) the date the Participant receives a complete distribution of his or her vested Account or (b) the date on which he or she has five consecutive Breaks in Service.

Highly Compensated Employee

.

(a)“Highly Compensated Employee” shall mean any Employee who

(1)was a 5% owner (as defined in Section 416(i)(1) of the Code) at any time during the Plan Year or the preceding Plan Year, or

(2)for preceding Plan Year, received compensation (within the meaning of Section 415(c)(3) of the Code) from a Company in excess of the limit described in Section 414(q)(1)(B) of the Code (as adjusted in the same time and in the same manner as under Section 415(d) of the Code) during the preceding Plan Year and was in the “top-paid group” of Employees (as defined in regulations under Section 414(q)(3) of the Code) for such preceding year.

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(b)Determination of a Highly Compensated Employee shall be in accordance with the following definitions and special rules:

(1)An Employee shall be treated as a 5% owner for any Plan Year if at any time during such Year such Employee was a 5% owner.

(2)A former Employee shall be treated as a Highly Compensated Employee if such Employee was a Highly Compensated Employee when such Employee incurred a severance, or such Employee was a Highly Compensated Employee at any time after attaining age fifty-five (55).

(3)Sections 414(b), (c), (m), and (o) of the Code shall be applied before the application of this Section.

(4)To the extent permissible under Section 414(q) of the Code, the Committee may determine which Employees shall be categorized as Highly Compensated Employees by applying a simplified method prescribed by the Internal Revenue Service.

2.25Hour of Service.

(a)“Hour of Service” shall mean, with respect to an Employee:

(1)Each hour for which the Employee is paid, or entitled to payment for the performance of duties for a Company.  These hours shall be credited to the Employee for the computation period in which the duties are performed.

(2)Each hour for which an Employee is paid, or entitled to payment, by a Company on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence.  No more than five hundred one (501) Hours of Service shall be credited under this paragraph for any single continuous period (whether or not such period occurs in a single computation period).

(3)Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by a Company.  The same Hours of Service shall not be credited both under Paragraph (1) or (2), as the case may be, and under this Paragraph (3).

(b)Hours of Service under subsections (a)(2) and (3) shall be determined and credited in accordance with Paragraphs (b) and (c) of Department of Labor Regulation Section 2530.200b-2 or any successor Regulation thereto.

(c)An “Hour of Service” shall include service performed for an Affiliated Company prior to the date such Company becomes an Affiliated Company, as required by Section 414(a) of the Code.

IPO Date

.  “IPO Date” shall mean the first date upon which Company Stock is traded on any securities exchange or an interdealer quotation system.

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Lock-up Period

.  “Lock-up Period” shall mean the 180 days after the date set forth on the final prospectus used in the Company's initial public offering.

Member Company

.  “Member Company” shall mean the Sponsor or each Affiliated Company that, as a whole or only with respect to certain units or divisions thereof, has adopted the Plan or a portion thereof, with the permission of the Board of Directors.  Notwithstanding the foregoing, in no event may, effective April 1, 1992, Parsons International Limited, a Delaware Corporation, or, effective January 1, 1995, Parsons International, a California corporation, or effective January 1, 2005, De Leuw Cather International Limited, a Delaware corporation, be considered Member Companies under this Plan.  A Member Company shall automatically terminate its status as such when it ceases to be an Affiliated Company unless the Board of Directors expressly provides otherwise.

Normal Retirement Date

.  “Normal Retirement Date” shall mean the first day of the month in which the Participant attains age sixty-five (65).

Participant

.  “Participant” shall mean any Employee (or former Employee) who has satisfied the requirements for participation under Article III or on whose behalf Accounts are maintained under this Plan.

PAYSOP Account

.  “PAYSOP Account” shall mean a Participant’s Account, including subaccounts, if any, established thereunder from time to time, representing his or her interest in the PAYSOP Fund.

PAYSOP Fund

.  “PAYSOP Fund” shall mean that portion of the Trust Fund to which are allocated assets attributable to all PAYSOP Accounts and contributions.

Plan

.  “Plan” shall mean the Parsons Employee Stock Ownership Plan and includes the Trust Agreement.

Plan Administrator

.  “Plan Administrator” shall mean the Sponsor.

Plan Year

.  “Plan Year” shall mean each calendar year.

Predecessor Plan

.  “Predecessor Plan” shall mean each retirement plan that has merged into this Plan.

Retirement Account

.  “Retirement Account” shall mean a Participant’s account, including subaccounts, if any, established under this Plan which held amounts from Predecessor Plans attributable to employer contributions and were not transferred to the Parsons Corporation Retirement Savings Plan in 1997.

Retirement Fund

.  “Retirement Fund” shall mean that portion of the Trust Fund  attributable to all Retirement Accounts.

Sponsor

.  “Sponsor” shall mean Parsons Corporation.

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Spouse

.  “Spouse” or “Surviving Spouse” shall mean the spouse or surviving spouse of the Participant, provided that a former spouse will be treated as the Spouse or Surviving Spouse to the extent provided under a qualified domestic relations order described in Section 414(p) of the Code.

Trading Day

.  “Trading Day” shall mean each day that the New York Stock Exchange is open for trading following the IPO Date.

Trust

.  “Trust” shall mean the Parsons Corporation Employee Stock Ownership Trust, created by the Trust Agreement entered into between the Sponsor and the Trustee.

Trust Agreement

.  “Trust Agreement” shall mean the agreement by and between the Sponsor and the Trustee, as amended, and which shall constitute a part of the Plan.

Trustee

.  “Trustee” shall mean each person serving as Trustee under the Trust Agreement.  Any person serving as Trustee may also serve as a member of the Committee, as a member of the Board of Directors, or as an officer, employee or director of a Company or in any other fiduciary or other capacity with respect to either the Plan or a Company.

Trust Fund

.  “Trust Fund” shall mean all cash and securities and all other assets deposited with or acquired by the Trustee in its capacity as such hereunder, together with accumulated income.

Valuation Date

.  “Valuation Date” is defined as follows:

(a)For purposes of Section 7.5 and Article VIII, the “Valuation Date” shall mean the Trading Day prior to the date on which the Participant’s distribution application is scanned as received and entered into the system by the Committee or its agent.

(b)For purposes of Article IX, the “Valuation Date” shall mean the Trading Day immediately preceding the date of distribution of the deceased Participant's Account (or, if such day is not a Trading Day, then the immediately prior Trading Day).

(c)For all other purposes of the Plan, the “Valuation Date” shall mean the Anniversary Date.

(d)If the Company Stock ceases to be publicly traded on an established securities exchange, the “Valuation Date” for all purposes under this Plan shall mean the Anniversary Date.

(e)Notwithstanding the foregoing, if the Plan purchases or sells Company Stock from or to any disqualified persons, as defined in Section 4975(e)(2) of the Code, then that Company Stock will be valued as of the date of the transaction as required by Treasury Regulation Section 54.4975-11(d)(5).

Year of Cumulative Service

. “Year of Cumulative Service” shall mean, with respect to an Employee:

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(a)the calendar year in which such Employee is hired or rehired by a Company if the date of hire or rehire is prior to September 1 of such calendar year; or the calendar year in which the entity employing the Employee becomes a Company, so long as the entity becomes a Company prior to September 1 of such calendar year and the Employee is an employee of such entity as of such date; provided that for Employees hired or rehired after 1993 or for entities becoming a Company after December 31, 1993, the calendar year of hire or rehire or acquisition, as the case may be, shall be counted as a “Year of Cumulative Service” in accordance with subsection (c);

(b)the calendar year in which such Employee’s employment with all Companies terminates if the date of termination occurs after April 30 of such calendar year; provided that, for Employees with fewer than three Years of Cumulative Service as of January 1, 1994, the calendar year of employment termination shall be counted as a “Year of Cumulative Service” in accordance with subsection (c);

(c)any calendar year in which the Employee completes 1,000 or more Hours of Service; provided, that, an Employee shall not receive credit for more than one Year of Cumulative Service under this section 2.46 with respect to any calendar year; and

(d)Additional Service.

(1)Notwithstanding the foregoing and solely for vesting purposes, an Employee who was a participant in the Engineering-Science Companies Employees’ Pension Plan prior to January 1, 1984, or the Brian Watt Associates, Inc. Employee Retirement Plan prior to February 2, 1985, shall receive credit for services performed during such periods but not for more than one year of service with respect to any calendar year.

(2)Notwithstanding the foregoing and solely for vesting purposes, a Participant shall (i) receive Years of Cumulative Service for past service performed for Saudi Arabian Parsons Limited or Parsons International Corporation LLC and (ii) be treated as employed by the Company and shall continue to accrue Hours of Service and Years of Cumulative Service under the Plan for any period of time that the Participant is employed by Saudi Arabian Parsons Limited or Parsons International Corporation LLC.

(3)Notwithstanding the foregoing and solely for vesting purposes, the Committee may, in its sole discretion but in a nondiscriminatory manner, credit an Employee with service performed for a predecessor employer.

Article III
PARTICIPATION IN THE PLAN

Commencement of Participation

.  Except as provided in Section 3.2, an Eligible Employee shall become a Participant in the Plan in accordance with the following rules:

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(a)An Eligible Employee hired in any calendar year, or employed by an entity on the date such entity becomes a Member Company in any calendar year, shall become a Participant in the Plan on the January 1 coinciding with or immediately preceding the date such Employee completes 1,000 Hours of Service in a Computation Period, provided he or she is an Eligible Employee on the last day of such Computation Period.

(b)If an Employee, who is not an Eligible Employee, has completed the requisite Hours of Service with the Company in a Computation Period and subsequently becomes an Eligible Employee, such Eligible Employee shall become a Participant as of the January 1 coinciding with or immediately preceding the date he or she became an Eligible Employee.

Re-employment as Eligible Employees

.

(a)In the case of an Employee who was not a Participant as of the date of his or her termination of employment, if such Employee is re-employed as an Eligible Employee following the occurrence of a Break in Service, he or she shall become a Participant in the Plan on the January 1 coinciding with or immediately preceding the date he or she completes 1,000 Hours of Service in a Computation Period, provided he or she is an Eligible Employee on the last day of such Computation Period.

(b)In the case of an Eligible Employee who was a Participant as of the date of his or her termination of employment, if such individual is re-employed by a Member Company as an Eligible Employee, he or she shall become a Participant as of his or her date of rehire.

Former Participants

.  Employees who have commenced participation in the Plan, but cease active participation because their employer, though still a Company, is not or has ceased to be a Member Company, shall continue to accrue Years of Cumulative Service, but shall no longer be entitled to additional contributions under the Plan or allocations of Forfeitures unless hired or rehired by a Member Company.

Article IV
COMPANY CONTRIBUTIONS

Contributions to ESOP Fund

.

(a)Subject to Article XI, the Member Companies shall contribute in cash or Company Stock to the ESOP Fund for each Plan Year such sum as the Board of Directors may, in its sole discretion, determine.  In any Plan Year, the contribution on behalf of the Eligible Employees of a Member Company, when expressed as a percentage of the aggregate Compensation of such Eligible Employees, will be in the same proportion as the contribution on behalf of Eligible Employees of another Member Company.  The contribution under this Section 4.1 for any given Plan Year shall be fixed by resolution of the Board of Directors and shall be paid to the Trustee not later than the due date (including any extensions thereof) for filing the federal income tax return of the Member Companies for their fiscal year ending with or within the Plan Year.

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(b)Some or all of a contribution under subsection (a) made in cash or property other than Company Stock may be applied to repay any outstanding Exempt Loan.  The Committee may, subject to any pledge or similar agreement, direct or determine the proportions by which contributions are applied to repay each of the one or more Exempt Loans.

(c)Some or all of a contribution under subsection (a) made in cash or property other than Company Stock may be applied to purchase the shares of Company Stock including shares allocated to the Accounts of any Participant (or Beneficiary) in order to make a distribution under Articles VII, VIII or IX to such Participant (or Beneficiary).

Company Not Responsible for Adequacy of Trust Fund

.  Except as required by applicable law, neither the Board of Directors, any Company, any member of the Committee nor any Trustee shall be responsible for the adequacy of the Trust Fund to meet and discharge any or all payments and liabilities hereunder.

Conditions of Contributions

.  All contributions by a Company to the ESOP Fund are conditioned on the qualification of the Plan under Section 401 of the Code and their deductibility under Section 404 of the Code.

Article V
TRUST FUND

Plan Assets

.  The Sponsor has entered into the Trust Agreement providing for the establishment of a single Trust to hold the assets of the Plan.  All Company contributions shall be paid over to the Trustee and held pursuant to the provisions of the Plan and the Trust Agreement.

Division of Assets

.  Assets of the Trust Fund shall be held in separate funds which initially shall consist of the ESOP Fund, PAYSOP Fund and Retirement Fund and thereafter shall consist of such funds as the Committee may establish from time to time.  Individual Participant interests in the Trust Fund shall be reflected in the Accounts maintained for each Participant.  Notwithstanding the foregoing, the Trust Fund shall be treated as a single trust for purposes of investment and administration, and nothing contained herein shall require a physical segregation of assets for any fund or for any Account maintained under the Plan.

Investment of Trust Fund

.

(a)The Plan was established and continues to be maintained for the purpose of providing an opportunity for Participants to acquire an ownership stake in the Sponsor in order to align the interests of Participants and the Companies. The Company believes that its success as an entity and the performance of the Company Stock will be enhanced and facilitated in the long run by such alignment. Accordingly, investment in Company Stock is intended to be a permanent feature of the Plan.

(b)The ESOP Fund shall be invested primarily in Company Stock except for cash or cash equivalent investments for the limited purposes of making Plan distributions to participants or paying Plan administrative expenses, or pending the investment of contributions or other cash receipts in Company Stock.  Neither any Company nor the Committee nor any

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Trustee shall have any responsibility or duty to time any transaction involving Company Stock, in order to anticipate market conditions or changes in stock value, nor shall any such person have any responsibility or duty to sell Company Stock held in the ESOP Fund (or otherwise to provide investment management for Company Stock held in the ESOP Fund) in order to maximize return or minimize loss.  The Committee may direct the Trustee to have the Plan enter into one or more Exempt Loans to finance the acquisition of Company Stock.  Company contributions in cash, and other cash received by the Trustee, may be used to make distributions from the Plan or to acquire shares of Company Stock from Company shareholders or directly from the Company.

(c)The PAYSOP Fund shall be invested primarily in Company Stock except for cash or cash equivalent investments for the limited purpose of making Plan distributions to Participants or paying Plan administrative expenses, or pending the investment of contributions or other cash receipts in Company Stock.  Neither any Company nor the Committee nor any Trustee shall have any responsibility or duty to time any transaction involving Company Stock, in order to anticipate market conditions or changes in stock value, nor shall any such person have any responsibility or duty to sell Company Stock held in the PAYSOP Fund (or otherwise to provide investment management for Company Stock held in the PAYSOP Fund) in order to maximize return or minimize loss.

Exempt Loan

.

(a)Notwithstanding anything contained herein to the contrary, proceeds of an Exempt Loan shall be used, within a reasonable time after receipt by the Trust, only for the following purposes:

(1)to acquire Company Stock;

(2)to repay the same Exempt Loan; or

(3)to repay any previous Exempt Loan.

(b)An Exempt Loan shall be repaid only from amounts loaned to the Trust and the proceeds of such loans, from Member Company contributions in cash and earnings attributable thereto, from any collateral given for the loan, and from dividends paid on shares of unallocated Company Stock acquired with proceeds of the loan.

(c)No Company Stock acquired with the proceeds of an Exempt Loan may be subject to a put, call, or other option, or buy-sell or similar arrangement while held by the Plan and when distributed by the Plan whether or not the Plan is then an employee stock ownership plan within the meaning of Section 4975(e)(7) of the Code.

(d)In addition, and in accordance with Treasury Regulations Sections 54.4975-7 and 54.4975-11, the following provisions shall apply to an Exempt Loan under the Plan:

(1)An Exempt Loan must be for a specific term, and must not be payable at the demand of any person.

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(2)An Exempt Loan must be primarily for the benefit of the Plan participants and their beneficiaries.

(3)The Plan must not obligate itself to acquire securities from a particular security holder as an indefinite time determined upon the happening of an event, such as the death of the holder.

(4)The only assets of the Plan that may be given as collateral on an Exempt Loan are qualifying employer securities acquired with the proceeds of the loan and those securities that were used as collateral on a prior Exempt Loan repaid with the proceeds of the current Exempt Loan.

(5)The interest rate of an Exempt Loan must not be in excess of a reasonable rate of interest and should consider the following factors: the amount and duration of the loan, the security and guarantee involved (if any), the credit standing of the Plan and the guarantor (if any), and the interest rate prevailing for comparable loans.

(6)At the time an Exempt Loan is made, the interest rate for the loan and the price of securities to be acquired with the loan proceeds should not be such that the Plan assets might be drained off.

(7)No person entitled to payment under an Exempt Loan shall have any rights to assets of the Plan other than collateral given for the loan, contributions (other than contributions of employer securities) made to repay such Exempt Loan, and the earnings attributable to such collateral and the investment of such contributions.

(8)The payments made with respect to an Exempt Loan by the Plan during a Plan Year must not exceed and amount equal to the sum of such contributions and earnings received during or prior to the year less such payments in prior years.  Such contributions and earnings must be accounted for separately in the books of account of the Plan until the loan is repaid.

(9)In the event of default upon an Exempt Loan, the value of Plan assets transferred in satisfaction of the loan must not exceed the amount of default.  If the lender is a Disqualified Person, a loan must provide for a transfer of Plan assets upon default only upon and to the extent of the failure of the Plan to meet the payment schedule of the loan.

(10)In the event that the Plan holds different classes of stock and securities acquired with the proceeds of an Exempt Loan available for distribution consist or more than one class, a distributee must receive substantially the same proportion of each such class of stock.

(11)If a portion of a Participant’s Account is forfeited, qualifying employer securities will be forfeited only after other assets.  If interests in more than one class of qualifying employer securities have been allocated to the Participant’s Account, the Participant must be treated as forfeiting the same proportion of each such class of stock.

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Securities Law Limitation

.  The Committee shall not be required to engage in any transaction, including without limitation, directing the purchase or sale of Company Stock, which it determines in its sole discretion might tend to subject itself, its members, the Plan, any Company, or any Participant to a liability under federal or state securities laws.

Accounting and Valuations

.

(a)The fair value of the assets of the Trust Fund shall be determined as of each Anniversary Date, or such other more frequent dates as the Committee may determine, in accordance with generally accepted commercial methods and practices.  Valuations of employer securities which are not readily tradable on an established market, will be made by an independent appraiser who meets the requirements similar to the requirements prescribed under Section 170(a)(1) of the Code.  The value of the Company Stock which is readily tradeable on an established market as of any given date shall be equal to the Fair Market Value of such Company Stock on such date.

(b)Except as provided in Section 6.6, as of such dates specified by the Committee, but no less frequently than as of each Anniversary Date, each Participant’s Accounts shall be credited (debited) with the allocable share of the net income (loss) of the portion of the Trust Fund valued as of the date of such allocation.  For this purpose the net income (loss) of the Trust Fund shall include any income with respect to securities in the ESOP Suspense Subfund acquired with the proceeds of an Exempt Loan.  In determining net income, interest paid under any installment contract for the acquisition of Company Stock by the Trust or on any Exempt Loan shall not be taken into account.

(c)The Committee shall establish accounting procedures for the purpose of making the allocations, valuations and adjustments to Participants’ Accounts provided for in the Plan.  From time to time, the Committee may modify its accounting procedures for the purpose of achieving equitable and non-discriminatory allocations among the Accounts of Participants in accordance with the provisions of the Plan.

Trustee

.  The Board of Directors may at any time, in accordance with the terms of the Trust Agreement, remove an incumbent Trustee and designate a successor Trustee.

Article VI
ALLOCATION OF CONTRIBUTIONS TO THE ESOP FUND

Allocation of Contributions

.

(a)In addition to net income or loss allocated in accordance with Article V and Forfeitures allocated in accordance with Article VII, the ESOP Account maintained for Eligible Employees will be credited as of each Anniversary Date with his or her allocable share of contributions under Section 4.1 in Company Stock or any other form.

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(b)The allocation of contributions of each Member Company shall be made to the ESOP Accounts of those Participants who were Eligible Employees of a Member Company during the Plan Year in the same proportion that the Compensation for the Plan Year of such Participant while an Eligible Employee of such Member Company bears to the total Compensation for the Plan Year of all Participants while Eligible Employees of such Member Company entitled to an allocation under this Section 6.1 for that Plan Year.

(c)Each ESOP Account will be debited for its share of cash payments for the acquisition of Company Stock or for repayment of Exempt Loans or other debt, including principal and interest, incurred for the acquisition of Company Stock, as Company Stock is allocated to such Account in accordance with Section 6.3.  Allocations of Company Stock shall be expressed in terms of number of whole and fractional interests in shares.

(d)A subaccount under each Participant’s ESOP Account shall be maintained to reflect his or her non-forfeitable interest in any Trust assets (including Company Stock) attributable to dividends on Company Stock allocated to his or her ESOP Account (other than dividends distributed under the provisions of Section 6.6).

(e)One or more other subaccounts may be established under each Employee’s ESOP Account to differentiate between contributions and earnings thereon and for such other purposes as the Committee deems appropriate.

Suspense Subfund

.  Company Stock acquired by the ESOP Fund through an Exempt Loan shall be added to and maintained in the ESOP Suspense Subfund and shall thereafter be released from the ESOP Suspense Subfund and allocated to ESOP Accounts of Participants as provided in Sections 6.3 and 6.4. The Company Stock acquired with each Exempt Loan shall be accounted for and allocated separately in accordance with the provisions of this Article VI.

Release from ESOP Suspense Subfund

.  Company Stock acquired for the ESOP Fund through an Exempt Loan shall be released from the ESOP Suspense Subfund as the Exempt Loan is repaid, in accordance with the provisions of this Section 6.3.

(a)For each Plan Year until the Exempt Loan is fully repaid, the number of shares of Company Stock released from the ESOP Suspense Subfund shall equal the number of unreleased shares immediately before such release for the current Plan Year multiplied by the “Release Fraction.” As used herein, the Release Fraction shall be a fraction the numerator of which is the amount of principal and interest paid on the Exempt Loan for such current Plan Year and the denominator of which is the sum of the numerator plus the principal and interest to be paid on such Exempt Loan for all future years during the duration of the term of such Loan (determined without reference to any possible extensions or renewals thereof).  Notwithstanding the foregoing, in the event such Loan shall be repaid with the proceeds of a subsequent Exempt Loan (the “Substitute Loan”), such repayment shall not operate to release all such Company Stock in the ESOP Suspense Subfund, but, rather, such release shall be effected pursuant to the foregoing provisions of this Section 6.3 on the basis of payments of principal and interest on such Substitute Loan.

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(b)If required by any pledge or similar agreement, then in lieu of applying the provisions of subsection (a) with respect to such loan or Substitute Loan, shares shall be released from the ESOP Suspense Subfund as the principal amount of an Exempt Loan is repaid (and without regard to interest payments), provided the following three conditions are satisfied:

(1)The Exempt Loan must provide for annual payments of principal and interest at a cumulative rate that is not less rapid at any time than level annual payments of such amounts for ten years.

(2)The interest portion of any payment is disregarded only to the extent it would be treated as interest under standard loan amortization tables.

(3)If the Exempt Loan is renewed, extended or refinanced, the sum of the expired duration of the Exempt Loan and the renewal, extension or new Exempt Loan period must not exceed ten years.

(c)If at any time there is more than one Exempt Loan outstanding, then separate accounts may be established under the ESOP Suspense Subfund for each such Loan.  Each Exempt Loan for which a separate account is maintained may be treated separately for purposes of the provisions governing the release of shares from the ESOP Suspense Subfund under this Section 6.3 and for purposes of the provisions governing the application of Member Company contributions to repay an Exempt Loan under Section 4.1.

(d)It is intended that the provisions of this Section 6.3 shall be applied and construed in a manner consistent with the requirements and provisions of Treasury Regulation § 54.4975-7(b)(8), and any successor regulation thereto.  All Company Stock released from the ESOP Suspense Subfund during any Plan Year shall be allocated among Participants as prescribed by Section 6.4.

Allocation of Shares Released from ESOP Suspense Subfund

.

(a)Shares of Company Stock released from the ESOP Suspense Subfund for a Plan Year in accordance with Section 6.3 shall be held in the ESOP Fund on an unallocated basis until allocated by the Committee as of the Anniversary Date for that Plan Year.  All Company Stock in the ESOP Fund, other than Company Stock held in the ESOP Suspense Subfund as of an Anniversary Date, must be allocated to ESOP Accounts as of such Anniversary Date.

(b)The allocation of such shares shall be made among the ESOP Accounts of those Participants who were Eligible Employees at any time during the Plan Year and the number of shares allocable to such Participant’s ESOP Account shall be made in the proportion that the Compensation for such Plan Year of each such Participant while an Eligible Employee bears to the total Compensation for the Plan Year of all such Participants while Eligible Employees.

Stock Dividends, Splits, Recapitalizations, Etc.

  Any Company Stock received by the Trustee as a result of a stock split, stock dividend, or as a result of a reorganization or other

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recapitalization of a Company shall be allocated as of the day on which the Company Stock is received by the Trustee based on the accounts of Participants on the dividend record date, in the same manner as the Company Stock to which it is attributable is then allocated.

Cash Dividends

.

(a)The Sponsor declared a cash dividend on April 3, 2019 with respect to all outstanding shares as of the April 3, 2019 record date (the “IPO Dividend”), which IPO Dividend is conditioned upon the occurrence of the IPO Date. For the avoidance of doubt, the IPO Dividend does not apply to shares of Company Stock that were distributed in required minimum distributions pursuant to Section 401(a)(9) of the Code prior to April 3, 2019.  The IPO Dividend shall be held unallocated by the Trustee, invested in short-term investments selected by the Trustee pending use of such proceeds for purposes of making cash distributions under Articles VIII and IX of the Plan.  In the event that, following the expiration of the Lock-Up Period, any portion of the IPO Dividend remains in cash, the Trustee shall use such remaining portion of the IPO Dividend to purchase additional shares of Company Stock in the public market at such times as the Trustee deems appropriate following the expiration of the Lock-Up Period but prior to the next occurring Anniversary Date.  The IPO Dividend will be allocated in the form of shares of Company Stock, consisting of the shares acquired by the Trustee in accordance with this Section 6.6 from the IPO Dividend, to the Participant's Accounts as of the next Anniversary Date as an earning of the Trust Fund, with such allocation being made based on Participant's Accounts as of April 3, 2019, even if such Participants have taken a distribution of all or a portion of such Accounts after such date.  To the extent that a Participant received a distribution of his or her Accounts between April 3, 2019 and the next occurring Anniversary Date, then the Trustee shall distribute to such Participant his or her allocable share of the IPO Dividend on the portion of the Account so distributed in the same form as provided to other Participants and such distribution shall be made as soon as practical following the Anniversary Date.

(b)Cash dividends on shares of Company Stock other than the IPO Dividend allocated to Participants’ Accounts may be paid currently to Participants, as determined by the Trustee, in its sole discretion. If such dividends are to be paid to the Participant, then the dividend may be paid in cash directly by a Company, or may be distributed by the Trustee after receipt from the Company within 180 days after the end of the Plan Year of receipt by the Trustee. If cash dividends are not paid currently to Participants, then such cash dividends shall be held unallocated by the Trustee and invested in short-term investments selected by the Trustee until allocated to the Participant’s Accounts as of the next Anniversary Date as an earning of the Trust Fund as provided in Article V, with such allocation being made based on Participants’ Accounts as of the dividend record date.  Notwithstanding the foregoing the Trustee may use such cash dividend for purposes of satisfying cash distributions of fractional shares.  To the extent that a Participant received a distribution of his or her Account between the dividend record date and the Anniversary Date, then the Trustee shall distribute to such Participant his or her allocable share of the dividend on the portion of the Account so distributed and such distribution shall be made as soon as practical following the Anniversary Date.  Dividends on shares of unallocated stock, including shares of stock acquired with the proceeds of an Exempt

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Loan and held in the ESOP Suspense Fund shall either be applied to payment of the Exempt Loan or held in the ESOP Suspense Fund.

(c)If, prior to the expiration of the Lock-Up Period, the Trust has insufficient cash from the IPO Dividend to fund all requested distributions, then, with respect to any distribution election received after the date the Trustee determines it will no longer have sufficient cash from the IPO Dividend to fund all requested distributions during the Lock-Up Period, the Sponsor shall automatically, and without further action by the Sponsor or the Trustee, repurchase such number of shares of Company Stock held by the Trust as is subject to any such election (the “Lock-Up Repurchase Obligation”).  The Lock-Up Repurchase Obligation shall be executed effective as of the Valuation Date with respect to any such election and the price to be paid by the Sponsor for any shares purchased from the Trustee pursuant to this subsection (c) shall be equal to the Fair Market Value of the Company Stock on such Valuation Date, which repurchase price shall be equal to "adequate consideration" as defined by Section 3(18) of ERISA.

Allocation of Amounts Transferred From Defined Benefit Plans

.  In the case of any amounts contributed under Section 4.1(a) representing amounts transferred from terminated defined benefit pension plans, such amounts shall be either allocated in their entirety in respect of the plan year in which such amounts were transferred to this Plan, subject to the limitations of Article XI, or they shall be allocated to a special suspense fund and allocated from such fund among accounts of participants no less rapidly than ratably over a period not to exceed seven years.  Notwithstanding the foregoing, in the year of transfer, the amount allocated shall not be less than the lesser of the maximum allowable under Article XI or one-eighth of the amount attributable to the shares of Company Stock acquired with the transferred amount.

Article VII
VESTING AND diversification rule

No Vested Rights Except as Herein Specified

.  No Participant shall have any vested right or interest, or any right to payment, of any assets of the Trust Fund, except as herein provided.  Neither the making of any allocation nor the credit to any Account of a Participant in the Trust Fund shall vest in any Participant any right, title or interest in or to any assets of the Trust Fund.

Full Vesting of Participants’ Accounts

.

(a)An Employee shall at all times be fully vested in his or her PAYSOP Account and the subaccount of his or her ESOP and Retirement Account attributable to cash dividends received by the Trust on Company Stock allocated to such Account.

(b)He or she shall be fully vested in the balance of his or her Accounts upon the earliest to occur of:

(1)the day he or she becomes fully vested under the following schedule:

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Years of Cumulative Service	Vested Percentage of Employee’s Account
Less than 2 years	0
2 years but less than 3	20
3 years but less than 4	40
4 years but less than 5	60
5 years but less than 6	80
6 or more years	100

(2)the first day of the month in which he or she becomes sixty-five (65) years of age, provided that such Participant is then employed by a Company or the Participant is on an Approved Absence;

(3)his or her death while:

(i)employed by a Company;

(ii)on qualified military service (as defined in Section 414(u) of the Code); or

(iii)on an Approved Absence;

(4)the date of his or her termination of employment with all Companies under circumstances entitling him to receive a benefit under Section 8.2(b) on account of permanent disability; or

(5)the date on which he or she is required to be fully vested under the applicable provisions of the Code on account of the termination, partial termination or the complete discontinuance of contributions to the Plan.

Termination Prior to Full Vesting

.

(a)If a Participant’s employment with all Companies terminates prior to the date on which his or her interest in his or her Accounts becomes fully vested in accordance with Section 7.2, the unvested portion of the amount in said Participant’s Accounts shall be forfeited as of the last day of the calendar year in which the Participant sustains five (5) consecutive Breaks in Service and shall be treated as provided in Section 7.4.  The vested portion of such a Participant’s Accounts shall be distributed as provided in Section 8.2.

(b)In the case of a Participant described in Section 8.2(b) or 8.2(c) who receives a distribution on account of a disability or hardship, respectively, before incurring five (5) consecutive Breaks in Service and also resumes employment with a Company before five (5) such consecutive Breaks in Service occur, the undistributed forfeitable portion shall be placed in a subaccount of the Account from which the amount was distributed and the vested portion of such subaccount at a subsequent date shall be determined by the formula:

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X	=P(AB + (R x D)) - (R x D), where:
X	= the vested portion of the subaccount at the subsequent date
P	=non-forfeitable percentage under Section 7.2 at the subsequent date
AB	=the subaccount balance at the subsequent date
D	=the amount of the previous distribution
R	=the ratio of the subaccount balance at the subsequent date to the original subaccount balance

(c)If a portion of a Participant’s ESOP Account or Retirement Account is forfeited, shares of Company Stock allocated to his or her ESOP Account from the ESOP Suspense Subfund shall be forfeited only after other assets are forfeited from each such Account.

Treatment of Forfeitures

.  Any Forfeitures occurring pursuant to Section 7.3 and amounts forfeited under Section 8.5 shall be allocated among all other ESOP Accounts, but only among such ESOP Accounts of Participants who were Eligible Employees during the Plan Year, and each such allocation shall be made in the proportion that the Compensation for such Plan Year of each such Participant while an Eligible Employee bears to the total Compensation for the Plan Year of all such Participants while Eligible Employees.  Any forfeiture attributable to a Retirement Account may, but need not, be applied to the acquisition of Company Stock.

Diversification Rule

.

(a)For the purpose of this Section 7.5 only, the following definitions shall apply:

(1)“Qualified Participant” shall mean a Participant who has attained age 55 and who has completed at least 10 years of participation in the Plan.

(2)“Qualified Election Period” shall mean the six Plan Year period beginning with the Plan Year in which the Participant first becomes a Qualified Participant.

(b)Each Qualified Participant shall be permitted to direct the Plan as to the diversification of 25 percent of the value of the vested portion of the Participant’s ESOP Account (or any subaccounts under such Account) subject to the diversification rules in respect of Company Stock which was acquired by the Plan after December 31, 1986, in the manner provided under Paragraph (d) below, within 90 days (or, effective January 1, 2020, 150 days) after the last day of each Plan Year during the Participant’s Qualified Election Period. Within 90 days (or, effective January 1, 2020, 150 days) after the close of the last Plan Year in the Participant’s Qualified Election Period, a Qualified Participant may direct the Plan as to the diversification of 50 percent of the value of the vested portion of such ESOP Account.

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(c)The Participant’s direction shall be provided to the Committee in writing and shall specify which one, if any, of the available options set forth below that the Participant selects.  The Participant’s ESOP Account balance shall be based on its value on the Valuation Date.

(1)At the election of the Qualified Participant, the Plan shall distribute, in one lump sum distribution (notwithstanding Section 409(d) of the Code), the portion of the Participant’s ESOP Account that is covered by the election within 180 days after the last day of the period during which the election can be made. Distributions shall be made in the form provided for under Section 8.3. This subsection (c)(1) shall apply notwithstanding any other provision of the Plan. However, those provisions that require the consent of the Participant, the Participant’s Spouse, or both, to distribute a present value benefit in excess of $5,000 still apply. If the Participant and/or the Participant’s Spouse do not consent, the Plan will retain the amount in question.

(2)At the election of the Qualified Participant, the Plan will transfer the portion of the Participant’s ESOP Account that is distributable and that is covered by such election to another qualified plan of the Company which accepts such transfers, provided that such plan permits employee-directed investment among at least three investment options (each of which must be diversified and have materially different risk and return characteristics) and that such plan does not invest in Company Stock to a substantial degree. Such transfer shall be in cash and shall be made no later than 180 days after the last day of the period during which the election can be made. Such transfer shall comply with the requirements of Sections 414(l), 411(d)(6) and 401(a)(11) of the Code.

(3)The Committee may establish at least three investment options under this Plan, to be selected at its discretion, for the purpose of diversification under this Section. If the Committee establishes such investment options, then, at the election of the Qualified Participant, may so elect that the Plan invest the portion of the Participant’s ESOP Account that is distributable and that is covered by such election in any of the investment options established by the Committee, as the Participant directs. Each of the investment options must be diversified and have materially different risk and return characteristics. Such investment shall be made no later than 180 days after the last day of the period during which the election can be made.

Article VIII
RETIREMENT BENEFITS

Distribution Timing

.  The Participant’s vested Account shall be distributed to him or her in the manner provided in this Article.  The Participant’s vested Account balance shall be based on its value on the Valuation Date.  A Participant shall not be entitled to a distribution of his or her Accounts prior to his or her termination of employment with all Companies and, except as provided in subsection 8.2(b), (c) or (d), attainment of his or her Early or Normal Retirement Date.

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Method of Distribution

.  The Participant’s vested Account shall be distributed as soon as practicable in accordance with this Section 8.2, provided that no Participant shall receive any distribution of any part of his or her Accounts hereunder prior to his or her Normal Retirement Date without his or her written consent if the present value of such Accounts exceeds $5,000.

(a)Early and Normal Retirement.

(1)Timing.  Payment of the Participant’s vested Account shall be made following his or her termination of employment as soon as practicable after his or her Normal Retirement Date or Early Retirement Date, but in no event later than the sixtieth (60th) day after the close of the Plan Year in which the Participant (if he or she were then an Employee) attains the earlier of his or her Early Retirement Date or Normal Retirement Date.

(2)Form.  The available forms shall depend on the value of the Participant’s vested Account balance.

(i)Vested Account Balance of Less Than $20,001.  If the value of the Participant’s vested Account balance is less than $20,001, then it will be paid as soon as practicable, as the Participant elects, in either

(A)one lump sum payment; or

(B)a direct rollover.

(ii)Vested Account Balance Equals or Exceeds $20,001.  If the value of the Participant’s vested Account balance equals or exceeds $20,001, then it will be paid as soon as practicable in installments as described in subsection (e).

(b)Permanent Disability.

(1)Timing.  A Participant who has terminated employment with all Companies but has neither commenced distribution of his or her entire vested Account nor attained Early Retirement Age or Normal Retirement Age may be entitled to receive a distribution if he or she has suffered a permanent disability at any time (including while an Employee, while on an Approved Absence or after termination of employment).  Any such distribution shall be made as soon as practicable after the Committee receives proof of such disability.

(2)Form.  The available forms shall depend on the value of the Participant’s vested Account balance.

(i)Vested Account Balance of Less than $20,001.  If the value of the Participant’s vested Account balance is less than $20,001, then it will be paid as soon as practicable, as the Participant elects, in either

(A)one lump sum payment; or

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(B)a direct rollover.

(ii)Vested Account Balance Equals or Exceeds $20,001.  If the value of the Participant’s vested Account balance equals or exceeds $20,001, then it will be paid as soon as practicable in installments as described in subsection (e).

(3)Determination of Disability.  A permanent disability, for purposes of this Plan, shall mean the Participant has been determined by the Social Security Administration as eligible for Social Security disability benefits.

(c)Financial Hardship.

(1)Timing.  A Participant who has terminated employment with all Companies but has a financial hardship prior to the distribution of his or her entire vested Account may be entitled to receive a distribution as soon as practicable after the Committee’s determination of such hardship.  Distribution will be made to a Participant prior to what would otherwise be the Participant’s Normal Retirement Date, or, if applicable, Early Retirement Date, in accordance with this subsection (c).

(2)Form.  The available forms shall depend on the value of the Participant’s vested Account balance.

(i)Vested Account Balance of $20,000 or Less.  If the value of the Participant’s vested Account balance is $20,000 or less, then it will be paid as soon as practicable, as the Participant elects, in one lump  sum payment.

(ii)Vested Account Balance Exceeds $20,000.  If the value of the Participant’s vested Account balance exceeds $20,000, then it will be paid as soon as practicable in installments as described in subsection (e).

(3)Determination of Financial Hardship.  The Committee shall determine in its sole discretion whether a genuine financial hardship exists, but in so doing shall not find a genuine financial hardship to exist unless there exists probative evidence of severe want or deprivation which cannot reasonably be expected to be relieved by other resources reasonably available to the Participant.  The Committee shall prescribe such rules as it deems appropriate in making determinations as to the existence of a hardship.  In no event, however, shall the Committee find that sources reasonably available to relieve a hardship include a Participant’s primary residence.  Further, the Committee shall in every case find that sources reasonably available to a Participant for the relief of a hardship include business ventures and other investments or property (other than a primary residence), if any, that are reasonably liquid and susceptible to reasonably rapid sale.

(4)Notwithstanding subsection (c)(2), a Participant receiving installment distributions may halt such distributions by written notice given to the Trustee at least 30 days in advance of the first scheduled payment as of which distributions should cease.  A Participant may, by a showing of hardship, resume such distributions subject to subsection (c)(3).

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(d)Conflicts of Interest.  If a Participant who has terminated employment with all Companies but has not received his or her complete distribution from the Plan becomes subject to a conflict of interest by reason of his or her beneficial interest in Company Stock held hereunder, his or her Account consisting of Company Stock shall, upon satisfactory proof to the Committee of such conflict, be distributed in a lump sum.

(e)Installments.  Installment distributions shall be made subject to the following rules:

(1)Installment payments can only be made if the Participant’s vested Account balance is at least $20,001.

(i)If the Participant’s vested Account balance is at least  $20,001 but less than or equal to $40,000, then it will be paid in a series of installments over two years or, if shorter, the life expectancy of the Participant and his or her Spouse, if any.

(ii)If the Participant’s vested Account balance exceeds $40,000, then it will be paid in a series of installments over either three or five years, as the Participant elects, but in no case shall the number of yearly installments exceed the life expectancy of the Participant and his or her Spouse, if any.

(2)The first installment in a series shall be determined by multiplying the vested value of the Participant’s Account by a fraction the numerator of which is one and the denominator of which is the number of scheduled installments in the series.  The next installment is the remaining Account balance for the year multiplied by a fraction the numerator of which is one and the denominator of which is the denominator for the previous year reduced by one.  Except if subsection (c)(4) is applicable, successive installments in a series, if any, are determined the same way.

(3)Any remaining undistributed balance of the Participant’s Account shall be non-forfeitable, held in the Participant’s Account and will continue to share in the net income of the Trust including any appreciation or depreciation in the value of Company Stock.

(f)Small Account Balances.  Notwithstanding any other provision in this Plan to the contrary, a Participant who has a termination of employment (regardless of whether such termination is prior to the Participants Normal or Early Retirement Date) shall automatically receive an immediate distribution without his or her consent if the value of his or her vested Account balance is $5,000 or less.

(1)Vested Account Balance of $1,000 or Less. If the Participant’s vested Account balance is $1,000 or less, distribution will be made as soon as administratively feasible in one lump sum payment unless it is at least $200 and the Participant timely elects to directly roll it over to an eligible retirement plan.

(2)Vested Account Value of $1,001 to $5,000.If the Participant’s vested Account balance exceeds $1,000 but does not exceed $5,000 and the Participant does not

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timely elect a lump sum distribution or a direct rollover, then it will be directly rolled over to an individual retirement account designated by the Committee.

Form of Distribution.

(a)Except as provided in subsection (b) or (c), distribution of a Participant’s Account shall be made in whole shares of Company Stock, with any fractional shares paid in cash.

(b)During the Lock-Up Period, distributions shall be made in cash only, and any election to receive distributions in the form of Company Stock that would otherwise have been paid during the Lock-Up Period shall be delayed until as soon as practicable after the expiration of  the Lock-up Period.

(c)If the Company Stock is not publicly traded, then any distributions made in Company Stock shall be subject to an immediate automatic repurchase right in favor of the Company.  The amount payable to a Participant pursuant to the automatic repurchase right set forth in the preceding sentence shall be paid by the Company either (1) in a single lump sum within 30 days following the date of the distribution made in Company Stock or (2) in substantially equal periodic payments (not less frequently than annually) over a period beginning not later than 30 days following the date of the distribution made in Company Stock and not exceeding 5 years; provided, that the Company provides adequate security and pays reasonable interest on any unpaid amounts following the commencement of such payments.

Benefit Commencement Deadline

.  Notwithstanding the provisions of Articles VIII and IX of the Plan regarding distributions of Participants’ Account, the following additional rules shall apply to all such distributions.

(a)In no event shall any benefits under this Plan, including benefits upon retirement, termination of employment, hardship, conflict of interest or permanent disability (as determined under Section 8.2(b)(3)), be paid to a Participant prior to the “Consent Date” (as defined herein) unless the Participant consents in writing to the payment of such benefits prior to said Consent Date.  As used herein, the term “Consent Date” shall mean the Participant’s 65th birthday.  Notwithstanding the foregoing, the provisions of this Paragraph shall not apply (1) following the Participant’s death, or (2) with respect to a lump sum distribution of a Participant’s Account if its vested balance does not exceed $5,000.

(b)Unless the Participant elects otherwise pursuant to subsection (a) above, distributions of a Participant’s vested Account (or if such Account is to be paid in installments, the first of such installments) shall commence no later than the 60th day after the close of the Plan Year in which the latest of the following events occurs: (1) the Participant’s Normal Retirement Age; (2) the tenth anniversary of the year in which the Participant commenced participation in the Plan; or (3) the Participant’s termination of employment with all Companies.

(c)Notwithstanding any other provision of the Plan to the contrary but subject to subsection (d), below, the following provisions shall apply with respect to determining minimum distributions:

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(1)The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s required beginning date.

(2)If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(i)If the Participant’s Surviving Spouse is the participant’s sole designated beneficiary, distributions to the Surviving Spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70½, if later.

(ii)If the Participant’s Surviving Spouse is not the Participant’s sole designated beneficiary (as defined in Section 8.4(c)(12) below), distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(iii)If there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(iv)If the Participant’s surviving Spouse is the Participant’s sole designated beneficiary and the Surviving Spouse dies after the Participant but before distributions to the Surviving Spouse begin, this provision shall apply as if the Surviving Spouse were the Participant.

For purposes of this subsection (c), distributions are considered to begin on the Participant’s required beginning date (or, if subsection (c)(2)(iv) applies, the date distributions are required to begin to the Surviving Spouse).  If annuity payments irrevocably commence to the Participant before the Participant’s required beginning date (or to the Participant’s Surviving Spouse before the date distributions are required to begin to the Surviving Spouse under subsection (c)(2)(iv), the date distributions are considered to begin is the date distributions actually commence.

(3)Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance herewith.  If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Section 401(a)(9) of the Code and the Treasury regulations.

(4)If the Participant’s interest is paid in the form of annuity distributions under the Plan, payments under the annuity will satisfy the following requirements:

(i)The annuity distributions will be paid in periodic payments made at intervals not longer than one year;

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(ii)The distribution period will be over a life (or lives) or over a period certain not longer than the period described in Section 8.4(c)(2);

(iii)Once payments have begun over a period certain, the period certain will not be changed even if the period certain is shorter than the maximum permitted;

(iv)Payments will either be non-increasing or increase only as follows:

(A)By an annual percentage increase that does not exceed the annual percentage increase in a cost-of-living index that is based on prices of all items and issued by the Bureau of Labor Statistics;

(B)To the extent of the reduction in the amount of the Participant’s payments to provide for a survivor benefit upon death, but only if the beneficiary whose life was being used to determine the distribution period described above dies or is no longer the Participant’s beneficiary pursuant to a qualified domestic relations order within the meaning of Section 414(p) of the Code;

(C)To provide cash refunds of employee contributions upon the participant’s death; or

(D)To pay increased benefits that result from a plan amendment.

(5)The amount that must be distributed on or before the Participant’s required beginning date (or, if the Participant dies before distributions begin, the date distributions are required to begin above) is the payment that is required for one payment interval.  The second payment need not be made until the end of the next payment interval even if that payment interval ends in the next calendar year.  Payment intervals are the periods for which payments are received.  All of the Participant’s benefit accruals as of the last day of the first distribution calendar year will be included in the calculation of the amount of the annuity payments for payment intervals ending on or after the Participant’s required beginning date.

(6)Any additional benefits accruing to the Participant in a calendar year after the first distribution calendar year will be distributed beginning with the first payment interval ending in the calendar year immediately following the calendar year in which such amount accrues.

(7)If the Participant’s interest is being distributed in the form of a joint and survivor annuity for the joint lives of the Participant and a non-spouse beneficiary, annuity payments to be made on or after the Participant’s required beginning date to the designated beneficiary after the Participant’s death must not at any time exceed the applicable percentage of the annuity payment for such period that would have been payable to the participant using the table set forth in Q&A-2 of section 1.401(a)(9)-6T of the Treasury

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regulations.  If the form of distribution combines a joint and survivor annuity for the joint lives of the Participant and a non-spouse beneficiary and a period certain annuity, the requirement in the preceding sentence will apply to annuity payments to be made to the designated beneficiary after the expiration of the period certain.

(8)Unless the Participant’s Spouse is the sole designated Beneficiary and the form of distribution is a period certain and no life annuity, the period certain for an annuity distribution commencing during the Participant’s lifetime may not exceed the applicable distribution period for the participant under the Uniform Lifetime Table set forth in section 1.401(a)(9)-9 of the Treasury regulations for the calendar year that contains the Annuity Starting Date.  If the Annuity Starting Date precedes the year in which the Participant reaches age 70, the applicable distribution period for the Participant is the distribution period for age 70 under the Uniform Lifetime Table set forth in section 1.401(a)(9)-9 of the Treasury regulations plus the excess of 70 over the age of the Participant as of the Participant’s birthday in the year that contains the Annuity Starting Date.  If the Participant’s Spouse is the Participant’s sole designated beneficiary  and the form of distribution is a period certain and no life annuity, the period certain may not exceed the longer of the Participant’s applicable distribution period, as determined under this Section, or the joint life and last survivor expectancy of the Participant and the Participant’s Spouse as determined under the Joint and Last Survivor Table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s and Spouse’s attained ages as of the Participant’s and Spouse’s birthdays in the calendar year that contains the Annuity Starting Date.

(9)If the Participant dies before the date distribution of his or her or her interest begins and there is a designated beneficiary, the Participant’s entire interest will be distributed, beginning no later than the time described herein, over the life of the designated beneficiary or over a period certain not exceeding:

(i)Unless the annuity starting date is before the first distribution calendar year, the life expectancy of the designated beneficiary determined using the beneficiary’s age as of the beneficiary’s birthday in the calendar year immediately following the calendar year of the Participant’s death; or

(ii)If the annuity starting date is before the first distribution calendar year, the life expectancy of the designated beneficiary determined using the beneficiary’s age as of the beneficiary’s birthday in the calendar year that contains the annuity starting date.

(10)If the Participant dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(11)If the Participant dies before the date distribution of his or her or her interest begins, the Participant’s Surviving Spouse is the participant’s sole designated beneficiary, and the Surviving Spouse dies before distributions to the Surviving Spouse begin,

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this Section 8.4(c)(2) will apply as if the Surviving Spouse were the Participant, except that the time by which distributions must begin will be determined without regard to Section 8.4(c)(2)(iv).

(12)For purposes of this Section 8.4(c), the following terms have the following meanings:

(i)“Designated beneficiary” means the individual who is designated as the beneficiary under the Plan and is the designated beneficiary under 401(a)(9) of the Code and Treasury Regulation Section 1.401(a)(9)-1, Q&A-4.

(ii)“Distribution calendar year” means a calendar year for which a minimum distribution is required.  For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s required beginning date.  For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin pursuant to this Section 8.4(c)(2).

(iii)“Life expectancy” means life expectancy as computed by use of the Single Life Table in section 1.401(a)(9)-9 of the Treasury Regulations.

(iv)“Required beginning date” means April 1 of the calendar year following the calendar year in which the Participant (A) attains age 70½ or (B) retires, whichever is later; except that, in the case of a Participant who is a five percent owner (as defined in Section 416 of the Code) of the Company with respect to the calendar year in which he or she attains age 70½, required beginning date means April 1 following the calendar year in which the Participant attains age 70½.

(d)With respect to the portion of a Participant’s vested Account  consisting of Company Stock allocated to his or her ESOP account, where such stock was acquired by the Plan after December 31,1986 (“Post-1986 Amounts”), the following rules shall apply:

(1)If the Participant so elects, Post-1986 Amounts shall commence to be distributed to the Participant not later than 1 year after the close of the Plan Year-

(i)in which the Participant terminates employment with the Company by reason of attainment of Normal Retirement age, permanent disability (as determined under Section 8.2(b)(3), or death, or

(ii)which is the 5th Plan Year following the Plan Year in which the Participant otherwise separates from service, except that this clause shall not apply if the Participant is reemployed by the Company before distribution is required to begin under this clause.

(2)For the purposes of this paragraph (d), the Post-1986 Amounts allocated to a Participant’s ESOP Account shall not include any Company Stock acquired with

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the proceeds of an Exempt Loan until the close of the Plan Year in which such loan is repaid in full.

(3)Unless the Participant elects a less rapid distribution period, the distribution upon a Participant’s Post-1986 Amounts shall be in substantially equal periodic payments (not less frequently than annually) over a period not longer than the greater of:

(i)5 years, or

(ii)in the case of a Participant with Post-1986 Amounts in excess of $500,000, 5 years plus 1 additional year (but not more than 5 additional years) for each $100,000 or fraction thereof by which such amount exceeds $500,000.

(4)The dollar amounts specified in subparagraph (3) above shall be adjusted at the same time and in the same manner by the Secretary of the Treasury as under Section 415(d) of the Code.

(5)This paragraph (d) is intended to accelerate the date of distribution of Post-1986 Amounts pursuant to Section 409(o) of the Code.  Therefore, if such amounts should be distributed sooner under any other provision of this Plan, such provision overrides this paragraph (d).

(e)If it is not administratively practical to calculate and commence payments by the latest date specified in the rules of Paragraphs (a), (b), (c) and (d) above because the amount of the Participant’s benefit cannot be calculated, or because the Committee is unable to locate the Participant after making reasonable efforts to do so, the payment shall be made as soon as is administratively possible (but not more than 60 days) after the Participant can be located and the amount of the distributable benefit can be ascertained.

(f)If any payee under the Plan is a minor or if the Committee reasonably believes that any payee is legally incapable of giving a valid receipt and discharge for any payment due him, the Committee may have such payment, or any part thereof, made to the person (or persons or institution) whom it reasonably believes is caring for or supporting such payee, or, if applicable, to any duly appointed guardian or committee or other authorized representative of such payee.  Any such payment shall be a payment for the account of such payee and shall, to the extent thereof, be a complete discharge of any liability under the Plan to such payee.

Forfeiture on Failure to Locate Participant or Beneficiary

.  In the event that a Participant or Beneficiary or other recipient of benefits cannot be located with reasonable efforts within five (5) years of the date when benefits are first eligible to be paid under the Plan, the amount representing the benefits which such person would otherwise have been entitled to receive shall be forfeited and used in the manner provided in Section 7.4.  Notwithstanding the foregoing or anything to the contrary in this Plan, if any Participant, Beneficiary or other recipient of benefits shall make an appropriate claim for benefits subsequent to the forfeiture referred to in the preceding sentence, then such person shall be entitled to payment of such amount which was forfeited.

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Direct Rollovers

(a)Notwithstanding any provisions of the Plan to the contrary that would otherwise limit a distributee’s election under this Section, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

(b)Definitions.

(1)Eligible Rollover Distributions. An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include:

(i)any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period of ten years or more;

(ii)any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and

(iii)and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net realized appreciation with respect to employer securities and any amount that is distributed on account of hardship).

(2)Eligible Retirement Plan: An eligible retirement plan must accept the distributee’s eligible rollover distribution and must be an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, an annuity contract described in Section 403(b) of the Code, an eligible plan under Section 457(b) of the Code that is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan, a qualified trust described in Section 401(a) of the Code or a Roth IRA described in Section 408A(b) of the Code. However, in the case of an eligible rollover distribution to either the Surviving Spouse or a non-spouse beneficiary, an eligible retirement plan is an individual retirement account, individual retirement annuity or a Roth IRA.

(3)Distributee: A distributee includes an employee or former employee.  In addition, the employee’s or former employee’s Surviving Spouse, non-spouse beneficiary, and the employee’s or former employee’s Spouse or former Spouse who is the alternate payee under a Qualified Domestic Relations Order, as defined in Section 414(p) of the Code, are distributees with regard to interests of the Spouse or former Spouse.

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(4)Direct Rollover:  A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

(c)For purposes of the direct rollover provisions in this Section of the Plan, a portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not included in gross income.  However, such portion may be transferred only to an individual retirement account or annuity described in Section 408(a) or 408(b) of the Code, or to a qualified defined contribution plan described in section 401(a) or 403(b) of the Code or a Roth IRA that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

Article IX
DEATH BENEFITS

Death Before Termination of Employment

.  Upon the death of a Participant prior to his or her termination of employment with all Companies, the entire interest of the decedent in the Trust Fund shall be distributed in a lump sum as soon as practicable after the decedent’s death, but in no event later than five years after the date of such death.  The amount distributed shall be the value of the decedent’s vested Account balance on the Valuation Date.  If the Beneficiary is a Spouse, and such Spouse dies before payments begin, subsequent distributions shall be made as if the Spouse had been the Participant.

Death After Termination of Employment

.

(a)Upon the death of a Participant after retirement, permanent disability or other severance, but prior to commencement of the distribution of his or her Account, the Committee shall direct the Trustee to make distribution of any vested balance remaining in the decedent’s Accounts in a lump sum as soon as practicable after the decedent’s death but in no event later than 5 years after the date of such death.  The amount distributed shall be the value of the decedent’s vested Account balance on the Valuation Date.

(b)If distribution has commenced prior to the date of the Participant’s death, the remaining balance of the Participant’s Account shall be distributed according to the method of distribution in effect as of the date of the Participant’s death; provided, that the Beneficiary may elect to receive a lump sum. If paid in a lump sum, the amount distributed shall be the value of the decedent’s vested Account balance on the Valuation Date.

(c)If the Beneficiary is a Spouse and such Spouse dies before payments begin, subsequent distribution shall be made as if the Spouse had been the Participant.

Designation of Beneficiary

.

(a)At any time, and from time to time, each Participant shall have the unrestricted right to designate the Beneficiary or Beneficiaries to receive the portion of his or her death benefit or to revoke any such designation.  Each such designation shall be evidenced by a

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written instrument filed with the Committee before the Participant’s death and signed by the Participant.

(b)  Each married Participant shall be deemed to have selected his or her Spouse as his or her Beneficiary unless the Participant’s Spouse has given spousal consent in the form required by the Committee.  Any consent by a Spouse under the preceding sentence shall be effective only with respect to such Spouse.  As an alternative, the Committee may, in its discretion, require a Participant to state on the applicable form provided for that purpose by the Committee that:

(1)the Participant is able to establish to the satisfaction of the Committee that he or she has no Spouse; or

(2)the Participant’s Spouse cannot be located; or

(3)there are other circumstances under which consent of the Spouse is not required in accordance with applicable U.S. Treasury or Department of Labor regulations.

(c)If the deceased Participant shall have failed to designate a Beneficiary, does not have a Surviving Spouse, or if the Committee shall be unable to locate the designated Beneficiary after reasonable efforts have been made, or if such Beneficiary shall be deceased, distribution shall be made by payment of the deceased Participant’s entire interest in the Trust Fund to his or her personal representative in a lump sum within one (1) year after his or her death.  In the event the deceased Participant is not a resident of California at the date of his or her death, the Committee, in its discretion, may require the establishment of ancillary administration in California.  If the Committee cannot locate a qualified personal representative of the deceased Participant, or if administration of the deceased Participant’s estate is not otherwise required, the Committee, in its discretion, may pay the deceased Participant’s interest in the Trust Fund to his or her heirs at law (determined in accordance with the laws of the State of California as they existed at the date of the Participant’s death).

(d)Upon the dissolution of marriage of a Participant, any designation of the Participant’s former spouse as a Beneficiary shall be treated as though the Participant’s former spouse had predeceased the Participant unless

(i)the Participant executes another Beneficiary designation that complies with the rules of the Committee and clearly names such former spouse as a Beneficiary following such dissolution, or

(ii)

a qualified domestic relations order presented to the Committee prior to distribution being made on behalf of the Participant explicitly requires the Participant to maintain the former spouse as the Beneficiary.

In any case in which the Participant’s former spouse is treated under the Participant’s Beneficiary designation as having predeceased the Participant, no heirs or other beneficiaries of the former spouse who are not also heirs or beneficiaries of the Participant shall receive benefits

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from the Plan as a Beneficiary of the Participant except as provided otherwise in the Participant’s Beneficiary designation.

Incapacity of Participant or Beneficiary

.  If any payee under the Plan is a minor, or if the Committee reasonably believes that any payee is legally incapable of giving a valid receipt and discharge for any payment due him, the Committee may have such payment, or any part thereof, made to the person (or persons or institution) whom it reasonably believes is caring for or supporting such payee, unless it has received due notice of claim therefor from a duly appointed guardian or committee of such payee.  Any such payment shall be a payment for the account of such payee and shall, to the extent thereof, be a complete discharge of any liability under the Plan to such payee.

Additional Documents

.  The Committee or Trustee, or both, may require the execution and delivery of such documents, papers and receipts as the Committee or Trustee may determine necessary or appropriate in order to establish the fact of death of the deceased Participant and of the right and identity of any Beneficiary or other person or persons claiming any benefits under this Plan.

Article X
claims procedures

General

. Claims for benefits under the Plan shall be administered in accordance with Section 503 of ERISA and the related Department of Labor regulations.  The Committee (or its delegate) shall make all determinations as to the right of any Participant, Spouse, Beneficiary, alternate payee or other claimant (a “Claimant”) to a benefit under the Plan. A Claimant who asserts a right to any benefit under the Plan he or she has not received, in whole or in part, must file a written claim with the Committee (or its delegate).

Initial Claim Determinations

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(a)Timing of Initial Notice for Claims.  If a claim for benefits under the Plan, is wholly or partially denied, notice of the decision shall be furnished to the Claimant within a reasonable period of time, not to exceed 90 days after receipt of the claim by the Committee (or its delegate), unless special circumstances require an extension of time for processing the claim.  If such an extension of time is required, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial 90-day period.  In no event shall such extension exceed a period of 90 days from the end of such initial period.  The extension notice shall indicate the special circumstances requiring an extension of time and the date on which the Committee (or its delegate) expects to render a decision.

(b)Content of Initial Notice.  The Committee (or its delegate) shall provide every Claimant who is denied a claim for benefits, with a written notice setting forth, in a manner calculated to be understood by the Claimant, the following:

(1)the specific reason or reasons for the denial;

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(2)specific reference to pertinent Plan provisions upon which the denial is based;

(3)a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why such material or information is necessary; and

(4)an explanation of the Plan’s claims review procedure and the time limits applicable to such procedures, including a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA.

Request for Review

.  The purpose of the claims review procedure is to provide a Claimant with a reasonable opportunity to appeal a denial of a claim to the Committee (or its delegate) for a full and fair review.  To accomplish that purpose, the Claimant may:

(a)request review upon written application to the Committee (or its delegate);

(b)review and/or copy free of charge, pertinent Plan documents, records, and other information relevant to the Claimant’s claim;

(c)submit issues and comments in writing; and

(d)submit documents, records and other information relating to the claim.

A Claimant (or his or her duly authorized representative) shall request a review by filing a written application for review with the Committee (or its delegate).  Requests for review of claims under the Plan must be made within 60 days after receipt by the Claimant of written notice of the denial of his or her claim.

Decision on Review

.  Decision on review of a denied claim shall be made in the following manner:

(a)Procedures.  The decision on review shall be made by the Committee (or its delegate), who may, in its discretion, hold a hearing on the denied claim.  The review shall take into account all comments, documents, records and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

(b)Timing of Review.  Notice of the decision on review shall be furnished to the Claimant within a reasonable period of time, not to exceed 60 days after receipt of the request for review by the Committee (or its delegate), unless special circumstances due to matters beyond the control of the Committee (or its delegate) require an extension of time for processing the claim.  If such an extension of time is required, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial 60-day period.  In such event the Committee (or its delegate) shall have up to an additional 60 days from the end of such initial 60-day period in which to render a decision.

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(c)Content of Notice on Review.   The Committee (or its delegate) shall provide every Claimant whose appeal is denied, with a written notice setting forth, in a manner calculated to be understood by the Claimant, the following:

(1)the specific reason or reasons for the denial on review;

(2)specific reference to pertinent Plan provisions upon which the denial on review is based;

(3)a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the Claimant’s claim for benefits; and

(4)a statement describing any voluntary appeal procedures offered by the Plan and the Claimant’s right to obtain the information about such procedures, and a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA.

(d)Deemed Exhaustion.  In the event that the Plan fails to follow claims procedures required by ERISA, the Claimant shall be deemed to have exhausted the administrative remedies available under the Plan and shall be entitled to pursue available remedies under ERISA Section 502(a), subject to Section 10.7.

Committee’s Decision Binding

.  Benefits under the Plan shall be paid only if the Committee (or its delegate) decides in its sole discretion that a Claimant is entitled to them.  In determining claims for benefits, the Committee (or its delegate) has the authority to interpret the Plan, to resolve ambiguities, to make factual determinations, and to resolve questions relating to eligibility for and amount of benefits.  Subject to applicable law, any decision made in accordance with the above claims procedures is final and binding on all parties and shall be given the maximum possible deference allowed by law.  A misstatement or other mistake of fact shall be corrected when it becomes known and the Committee shall make such adjustment on account thereof as it considers equitable and practicable.

Conflicting Claims

.  If the Committee is confronted with conflicting claims concerning a Participant’s Accounts, the Committee may interplead the Claimants in an action at law, or in an arbitration conducted in accordance with the rules of the American Arbitration Association, as the Committee shall elect in its sole discretion.  In either case, the attorneys’ fees, expenses and costs reasonably incurred by the Committee in such proceeding shall be paid from the Participant’s Accounts.

Judicial Proceeding

.  No action at law or in equity shall be brought to recover benefits under the Plan until the appeal rights described in the Plan have been exercised and the Plan benefits requested in such appeal have been denied in whole or in part.  If any judicial proceeding is undertaken to appeal the denial of a claim or bring any other action under ERISA other than a breach of fiduciary claim, the evidence presented may be strictly limited to the evidence timely presented to the Committee.  Effective July 1, 2019, any such judicial proceeding must be filed by the earliest of: (a) one year after the Committee’s final decision regarding the claim appeal, (b) two years after the Participant or other Claimant commenced

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payment of the Plan benefits at issue in the judicial proceeding, or (c) the statutory deadline for filing a lawsuit with respect to Plan benefits at issue as determined by applying the most analogous statute of limitations under California law. This provision shall not be interpreted to extend any otherwise applicable statute of limitations nor to bar the Plan or its fiduciaries from recovering overpayments of benefits or other amounts incorrectly paid to any person under the Plan at any time or bringing any legal or equitable action against any party.

Article XI
LIMITATION ON ALLOCATIONS

General Rule

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Subject to Sections 11.3 through 11.6 and Section 414(v) of the Code, if applicable, the total Annual Additions that may be contributed or allocated to a Participant’s accounts under this Plan for any Limitation Year shall not exceed the lesser of:

(a)Forty Thousand Dollars ($40,000), as that amount may be adjusted for cost of living increases in accordance with Section 415(d) of the Code; or

(b)One hundred percent (100%) of the Participant’s Compensation, within the meaning of Section 415(c)(3) of the Code, for the Limitation Year.  For purposes of this Section 11.1(b), the Participant’s Compensation limit shall not apply to any contribution for medical benefits after separation from service (within the meaning of Section 401(h) of the Code or Section 419A(f)(2) of the Code) which is otherwise treated as an Annual Addition.

Annual Additions

.  For purposes of Section 11.1, the term “Annual Additions” shall mean with respect to a Participant, for any Limitation Year with respect to this Plan and each other defined contribution plan, within the meaning of Section 415(k) of the Code, maintained by a Company (“Defined Contribution Plan”), the sum of the amounts determined under Sections 11.2(a), (b), (c) and (d):

(a)All amounts contributed or deemed contributed by a Member Company, except that the Annual Addition shall exclude the portion of the Member Company contribution (attributable to the Member Company employing such Participant) representing interest on an Exempt Loan (provided that no more than one-third of the Member Company contributions to the ESOP Fund deductible under Section 404(a)(9) of the Code for a Limitation Year are allocated to Highly Compensated Employees).  Notwithstanding any provision in the Plan, in the case of shares of Company Stock released from the ESOP Suspense Subfund and allocated to the ESOP Account of a Participant for a particular Plan Year, the Company shall determine for such year that an Annual Addition will be calculated on the basis of the fair market value of shares of Company Stock so released and allocated if the Annual Addition as so calculated is lower than the Annual Addition calculated on the basis of Member Company contributions.

(b)All amounts contributed by the Participant.

(c)Forfeitures allocated to such Participant.  For purposes of this Section 11.2, forfeitures shall not include Forfeitures of Company Stock acquired through the ESOP

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Fund with the proceeds of an Exempt Loan, provided that no more than one-third of the Member Company contributions to the ESOP Fund deductible under Section 404(a)(9) of the Code for a Limitation Year are allocated to Highly Compensated Employees (as that term is defined in Section 414(q) of the Code).

(d)All amounts described in Sections 415(1) and 419A(d)(2) of the Code.

Other Defined Contribution Plans

.  If any Company maintains any other Defined Contribution Plan then each Participant’s Annual Additions under this Plan shall be aggregated with the Participant’s Annual Additions under this Plan for the purposes of applying the limitations of Section 11.1.

Adjustments for Excess Annual Additions

.  To the extent that the Annual Additions on behalf of any Participant in a Limitation Year to this Plan and all other Defined Contribution Plans exceed the limitations set forth in Sections 11.1 through 11.3, then excess Annual Additions shall be eliminated in the following sequence:

(a)The Participant’s voluntary contributions, if any, to this Plan, and all other Defined Contribution Plans, including any earnings thereon, shall be returned to the Participant to the extent of any excess Annual Additions.

(b)If excess Annual Additions remain after the application of Section 11.4(a), then there shall be reduced, to the extent of such remaining excess Annual Additions, Company Contributions allocated to the Participant’s Accounts under Article VI, including any earnings thereon.

(c)If excess Annual Additions remain after the application of Section 11.4(b), the amounts allocated to a Participant’s PAYSOP Account under Section 7.2 shall be reduced to the extent of such remaining excess Annual Additions.  If after the application of this Section 11.4(c), Company Stock remains unallocated for a Plan Year, such Company Stock must be held in a special suspense account under the PAYSOP Fund.  Such Company Stock shall be allocated to PAYSOP Accounts in subsequent Plan Years in accordance with applicable Treasury Regulations.

(d)The amount by which an allocation is reduced under Section 11.4(b) shall be treated as a Forfeiture and reallocated proportionately to the appropriate Accounts of other Participants receiving allocations for the Limitation Year up to the limits set forth in Sections 11.1 through 11.3 on Annual Additions to such other Participant’s Accounts.  To the extent a contribution cannot be allocated to other Participant’s Accounts, it may not be made.

Affiliated Company

.  Notwithstanding any other provision of the Plan, for purposes of Article XI the status of a Company as an Affiliated Company shall be determined in accordance with the special rules set forth in Section 415(h) of the Code.

Compensation

.  For the limited purpose of applying the provisions of this Article XI, “Compensation” means all wages, salaries, and fees for professional services and other amounts received for personal services actually rendered in the course of employment with

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the Company or an Affiliated Company (including, but not limited to commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses).  “Compensation” for purposes of this Article XI shall include any elective deferral (as defined in Section 402(g)(3) of the Code) and any amount which is contributed or deferred by the Member Company at the election of the Employee and which is not includible in the gross income of the Employee by reason of Sections 125 or 457 of the Code or is a qualified transportation fringe benefit described in Section 132(f)(4) of the Code, but shall exclude the following:

(a)Contributions to a plan of deferred compensation which are not includible in the Employee’s gross income for the taxable year in which contributed, or contributions under a simplified employee pension plan to the extent such contributions are deductible by the Employee, or any distributions from a plan of deferred compensation;

(b)Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

(c)Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option;

(d)Other amounts which received special tax benefits, or contributions made by an Affiliate (whether or not under a salary reduction agreement) towards the purchase of an annuity described in Section 403(b) of the Code (whether or not the amounts are actually excludable from the gross income of the Employee);

(e)Any contribution for medical benefits (within the meaning of Section 419(f)(2) of the Code) after termination of employment which is otherwise treated as an Annual Addition; and

(f)Any amount otherwise treated as an Annual Addition under Section 415(1) of the Code.

Article XII
ADMINISTRATION

Named Fiduciary

.  For purposes of Section 402(a) of ERISA, the Named Fiduciaries of this Plan shall be the Committee.

Policy Committee

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(a)This Plan shall be administered by the Committee, which consists of four (4) or more individuals who shall be appointed by the Chief Executive Officer of the Sponsor.  In appointing  Members of the Committee, the Chief Executive Officer of the Sponsor shall give due consideration to the appointee’s knowledge and experience in matters materially bearing on the administration of the Plan in such fields as finance, human relations or employee benefits.  Members of the Committee shall be subject only to such residual supervision and control as may

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be required by law to be exercised by the Board of Directors, and shall have full discretionary authority to control and manage the operation and administration of the Plan pursuant to its terms, including, without limitation, any discretionary authority more specifically set forth hereafter.  Each Committee member shall continue as such until he or she resigns in the manner hereafter provided, his or her death or is removed by the Chief Executive Officer of the Sponsor.  Any one or all of the members of the Committee may also serve as a Trustee of the Plan.

(b)The Committee may establish sub-committees of the Committee each an “Operating Committee”.  The members of the Committee may select at least two of its members who shall serve as an Executive Subcommittee of the Committee to act when the Committee is not in session and upon recommendations received from the Operating Committees relating to claims.

(c)When they deem such action appropriate to the most efficient administration of the Plan, the Committee members, upon their unanimous vote duly reflected in the minutes of the Committee and noticed to the Board of Directors within five (5) business days thereafter, may allocate their fiduciary responsibilities (other than trustee responsibilities and those delegated to the Executive Subcommittee) between or among themselves and may designate other persons to carry out such aspects of the administration of the Plan (not involving trustee responsibilities) as they may specify.  As used herein the term “trustee responsibilities” shall have the meaning set forth in Section 405(c)(3) of ERISA.

(d)The Committee shall consult with the Board of Directors and the management of each Member Company to ensure that all payments into the Plan are made strictly in accordance with the terms of the Plan, all applicable resolutions of the Board of Directors related to the funding of the Plan, and any minimum funding requirements imposed by law, and not less frequently than once with respect to each taxable year, but, in any event, not later than the date in which the Company files its federal income tax return for such taxable year.

(e)No provisions elsewhere in this Plan shall be deemed to restrict, otherwise than as expressly contemplated by this Section, the discretionary authority of the Committee to control and manage the operation and administration of the Plan or to carry out its duties as herein set forth.

Committee Procedure

.  The Board of Directors shall designate a Chairman of the Committee from among its members, and, if such designation has not been made, the members of the Committee shall elect such Chairman from among their number.  The members of the Committee may also appoint a Secretary who need not be a member of the Committee.  The Committee shall hold meetings upon such notice, at such time and at such place as it may determine.  Notice of meeting shall not be required if waived in writing.  A majority of the members of the Committee at the time in office shall constitute a quorum for the transaction of business.  All resolutions or other actions taken by the Committee shall be by vote of a majority of those present at a meeting, or in writing by all of the members at the time in office, if they act without a meeting.

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Notices

.  All notices to be served upon the Committee pursuant to this Plan shall be deemed to have been served upon the Committee when delivered in writing to a member of the Committee in person or at the office of a Company or at such other place as may be designated by the Committee.

Reliance on Information

.  The Committee, the Operating Committees, the Trustee, the Member Companies and their respective officers, directors, Employees, subcommittees and delegates shall be free of any liability, except as expressly imposed by law, for the directions, actions or omissions any agent, legal or other counsel, accountant or any other expert retained in connection with the administration of the Plan.  The Committee, the Operating Committees, the Trustee, the Member Companies and their respective officers, directors, Employees and delegates shall be entitled to rely upon all certificates, reports and opinions furnished by such experts and shall be fully protected with respect to any action taken or suffered by them in good faith reliance upon any such certificates, reports and opinions; and all actions so taken or suffered shall be conclusive upon all persons having or claiming any interest in or under the Plan.

Authority

.  The Committee shall have all discretionary authority necessary or appropriate to the administration or operation of the Plan, including, but not by way of limitation, the discretionary authority:

(a)to construe and interpret the provisions of the Plan and to determine any questions arising under the Plan or in connection with the administration or operation hereof;

(b)to determine all questions affecting the eligibility of any person to be or become a Participant in the Plan;

(c)to determine the Years of Cumulative Service of any Participant, or the vested percentage of any Participant, to determine the Compensation of any Employee, and to compute the value of any Participant’s Account or any other sum payable under the Plan to any person;

(d)to establish rules and policies for the administration of the Plan, including rules and policies for determining the date of birth, Years of Cumulative Service and other matters concerning Participants and Beneficiaries;

(e)to authorize and direct all disbursements of sums under and in accordance with the provisions of the Plan;

(f)to make or cause to be made valuations and appraisals of Plan assets and to engage appropriate experts for such purpose;

(g)to perform any other duties contemplated by the Trust Agreement to be performed by the Committee;

(h)to direct the Trustee respecting investment of Plan assets; and

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(i)to appoint one or more investment managers (within the meaning of Section 3(38) of ERISA) to manage all or any part of the Plan assets other than Company Stock, and to retain the services of such other advisers, including legal counsel, as the Committee may deem appropriate.

Expenses and Fees

.  All costs and expenses incurred in the administration of the Plan, including the Trustee’s, Operating Committee’s and Committee’s expenses, shall be borne by the Plan unless the Member Companies shall determine to pay such costs and expenses.  Brokerage fees, commissions, stock transfer taxes and other similar charges and expenses incurred in connection with transactions relating to the acquisition or disposition of Plan assets or distributions from the Plan shall be borne by the Plan.

Resignation

.  Any member of the Committee or an Operating Committee may resign at any time by giving written notice to the President of the Sponsor or, if earlier, the date of their termination of employment with all Companies.  No bond or other security shall be required of any member of the Committee or an Operating Committee except as provided by law.  No compensation shall be paid by the Plan to any member of the Committee or an Operating Committee for serving as such.

Liability of Committee

.  The members of the Committee, and the Operating Committees and each of them, shall be free from all liability, joint or several, for their acts, omissions and conduct, and for the acts, omissions and conduct of their duly constituted counsel and agents, excepting, in each case, willful misconduct or breach of fiduciary duty in the administration of this Trust and Plan, and the Sponsor shall indemnify and save them, and each of them, harmless from the effects and consequences of their acts, omissions, and conduct in their official capacity, except to the extent that such effects and consequences shall result from their willful misconduct or breach of fiduciary duty.  In no event may any legal or equitable action for benefits under the Plan be brought in a court of law or equity with respect to any claim for benefits more than one (1) year after the final denial (or deemed denial) of the claim.

Voting Rights of Company Stock

.  All voting rights of Company Stock held by the Trust Fund, shall be exercised by the Trustee, in its sole discretion, in accordance with the following provisions of this Section:

(a)All Company Stock held in the ESOP Suspense Subfund and any other Company Stock not yet allocated to Participants’ respective Accounts, shall be voted by the Trustee in its absolute discretion.

(b)All Company Stock that has been allocated and credited to the respective Accounts of Participants shall be voted in accordance with the respective written directions of Participants as given to the Trustee pursuant to such reasonable rules and procedures as the Trustee may prescribe, unless the Trustee concludes that the directions are not proper or are contrary to the terms of the Plan, the Trustee’s fiduciary duties or ERISA.  To the extent that a Participant fails to direct the Trustee as to the exercise of voting rights arising under any Company Stock credited to his or her Accounts, such voting rights shall be exercised as directed by the Trustee, in its sole discretion.  All Participants shall be notified by the Trustee or the

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Sponsor of each occasion for the exercise of such voting rights within a reasonable time before such rights are to be exercised.  Such notification shall include all information distributed to stockholders by the Sponsor regarding the exercise of such rights.

(c)The foregoing provisions of this Section shall apply with the same force and effect to fractional shares (or fractional interests in shares) of Company Stock now or hereafter allocated to Participants’ respective Accounts as to whole shares of Company Stock so allocated, provided, however, that the Trustee may, to the extent practicable, aggregate voting directions received from individual Participants with respect to fractional shares (or fractional interests in shares) of Company Stock allocated to their respective Accounts and treat them as a single combined voting instruction reflecting such aggregate voting directions.

(d)With respect to Accounts of deceased Participants, Beneficiaries of such Participants shall be entitled to direct the voting of Company Stock allocated and credited to the accounts of such Participants under the rules provided in subsection (b), and the provisions of subsection (b) relating to notification of voting rights and failure to vote such rights shall apply to such Beneficiaries.

Article XIII
AMENDMENT OR MERGER OF THE PLAN

Right to Amend

.  The Sponsor by resolution of its Board of Directors shall have the right to amend the Plan and the Trust Agreement at any time and from time to time and in such manner and to such extent as it may deem advisable, as provided in this Section.  Additionally, the Committee shall have the right to amend the Plan and the Trust Agreement as necessary to bring the Plan into conformity with legal requirements or to improve the administration of the Plan, provided that no such amendment involves an increase in cost of benefits provided by the Plan.

(a)No amendment shall have the effect of reducing any Participant’s vested interest in the Trust Fund.

(b)No amendment, except to the extent and under the circumstances permitted from time to time by the law governing the requirements applicable to qualified plans within the meaning of Section 401 of the Code (or any successor statute), shall have the effect of diverting any part of the Plan assets for any purpose other than the exclusive benefit of Participants or their Beneficiaries and defraying reasonable expenses of administering the Plan.

(c)No amendment shall have the effect of substantially increasing the duties, responsibilities or liabilities of the Trustee unless the Trustee’s’ written consent thereto shall first have been obtained.

(d)No amendment to this Plan shall decrease a Participant’s Accounts or eliminate an optional form of distribution except to the extent otherwise permitted by applicable statutes, regulations, or administrative pronouncements.

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Merger and Consolidation

.  Notwithstanding any other provision herein, the Plan shall not in whole or in part merge or consolidate with, or transfer its assets or liabilities to any other Plan unless each affected Participant in the Plan would (if the Plan then terminated) receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated).  When the Plan transfers assets and liabilities of a Participant it may, but need not, transfer all of a Participant’s Account.

Adoption of Plan

.  Any Company may, with the approval of the Board of Directors or the Committee, adopt the Plan as a whole company or as to any one or more divisions.  Such entity shall give written notice of such adoption to the Committee and to the Trustee by its duly authorized officers.  By its adoption of the Plan, a Member Company shall be deemed to appoint the Sponsor, the Committee and the Trustee its exclusive agents to exercise on its behalf all of the power and authority conferred by this Plan upon a Member Company until the Plan is terminated with respect to the Member Company and relevant Trust Fund assets have been distributed.

Article XIV
TERMINATION OF THE PLAN

Right to Terminate as a Member Company

.  Each Member Company has adopted this Plan with the intention and expectation that it will be continued indefinitely and that such Company will continue to make its contributions as herein provided.  However, continuance of the Plan is not assumed as a contractual obligation, and each such Member Company reserves the right to suspend or discontinue contributions to the Plan or to terminate its status as a Member Company under the Plan at any time.

Termination of Plan; Discontinuance of Contributions

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(a)The Plan is intended as a permanent program, but the Sponsor, by resolution of its Board of Directors, shall have the right at any time to declare the Plan terminated completely as to the Sponsor, any Member Company or as to any division, facility or other operational unit thereof with or without notice to the applicable Participants.  Discharge or layoff of Employees without such a declaration shall not result in a termination or partial termination of the Plan except to the extent required by law.  In addition, subject to any management agreement with the Sponsor, each Member Company reserves the right to terminate its participation in the Plan.

(b)In the event of any termination or partial termination:

(1)the Committee shall direct the Trustee to liquidate the necessary portion of the Trust Fund and distribute it, less, to the extent permitted by law, the proportionate share of the expenses of termination, to the persons entitled thereto in proportion to their Accounts.

(2)provided that the Member Company or Affiliate does not maintain another defined contribution plan other than an employee stock ownership plan (as defined in

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Section 4975(e)(7) of the Code), distributions of Participants’ Accounts shall be made in one lump sum payment.

Effect of Termination

.  To the extent required by the applicable provisions of the Code, upon termination or partial termination of the Plan, or upon the complete discontinuance of contributions to the Plan by all Companies, the interest of each affected Participant in his or her Accounts, to the extent then funded, shall be fully vested.

Article XV
TOP-HEAVY PROVISIONS

Application of Top-Heavy Rules

.  Notwithstanding anything in this Plan to the contrary, if the Plan is classified as a “Top-Heavy Plan” under Section 416(g) of the Code, then the Plan shall meet the following requirements of this Article XV.

Minimum Contribution Requirement

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(a)The Plan shall provide a minimum contribution allocation for each Employee who is not classified as a “Key Employee” and who is an Employee on the last day of the Plan Year without regard to the amount of service performed by the Employee during such Plan Year.  Such minimum contribution allocation for such Plan Year for each Employee who is not a Key Employee shall be an amount equal to at least three percent (3%) of such Employee’s Compensation for such Plan Year (excluding amounts deferred under a cash or deferred arrangement under Section 401(k) of the Code and any employer contributions taken into account under Section 401(k)(3) or 401(m) of the Code).  The Employee’s minimum contribution allocation under this Section 15.2 shall be calculated without regard to any Social Security benefits payable to the Employee.

(b)Notwithstanding the foregoing, if the contribution allocation for each Employee who is a Key Employee for the Plan Year is less than three percent (3%) of Compensation (including amounts deferred under a cash or deferred arrangement under Section 401(k) of the Code and any employer contributions taken into account under Section 401(k)(3) or 401(m) of the Code), the maximum contribution allocation for each Employee who is not a Key Employee shall be limited to not more than the highest contribution allocation for any Employee who is a Key Employee.  The foregoing contribution allocation shall be determined by dividing the highest amount contributed for an Employee who is a Key Employee by his or her Compensation, not in excess of the dollar limitation in effect for the year under Section 401(a)(17) of the Code.

Minimum Vesting Requirement

.  An Employee shall be fully vested in his or her Accounts, within the meaning of Section 411 of the Code and Section 203 of ERISA, upon his or her completion of three Years of Cumulative Service.  In the event the Plan is a top-heavy plan for any Plan Year, then for subsequent Plan Years in which the Plan is not a top-heavy plan the preceding sentence shall not apply and the vesting schedule under Section 7.2 shall apply.  The non-forfeitable percentage of any Employee as of the effective date of a change in vesting schedule, however, may not be less than the non-forfeitable percentage of such Employee immediately prior to such date and any Employee with three or more Years of Cumulative

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Service must be permitted to elect to have his or her non-forfeitable percentage computed under the vesting schedule in effect prior to such change.  The election may be made during a period which begins no later than the effective date of the change and ends no earlier than 60 days after the later of the changes effective date or the date Employees are issued written notice of the change.  No opportunity to make an election need be afforded to any Employee whose non-forfeitable percentage, under the vesting schedule as changed, cannot at any time be less than such non-forfeitable percentage without regard to such change.

Impact on Maximum Allocations

.  For any Plan Year in which the Plan is a Top-Heavy Plan, Section 11.4 shall be applied by substituting the number 1.0 for the number “1.25” wherever it appears therein, unless the requirements of both Sections 15.5(a) and 15.5(b) are satisfied.

(a)The requirements of this subsection (a) are satisfied if the Plan would not be a Top-Heavy Plan when Sections 15.6(a)(1) and 15.6(d) are applied by substituting “ninety percent (90%)” for “sixty percent (60%)” each place such term appears therein.

(b)The requirements of this subsection (b) are satisfied when Section 15.2 is applied by substituting “four percent (4%)” for “three percent (3%)” each place such term appears therein.

Definitions

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(a)Top-Heavy Plan.  The Plan shall be a “Top-Heavy Plan” for a Plan Year if, as of the Valuation Date last preceding or coinciding with the Determination Date:

(1)Except as provided in Section 15.6(a)(2), the aggregate value of the Account balances under the Plan for all Employees who are Key Employees exceeds sixty percent (60%) of the aggregate value of the Account balances under the Plan for all Employees; or

(2)The Plan is part of an “Aggregation Group” and such group is a “Top-Heavy Group.” If the Plan is part of an Aggregation Group and such group is not a “Top-Heavy Group” then the Group shall not be considered top-heavy.  Notwithstanding the foregoing, the Plan shall not be considered top-heavy if it would not be considered top-heavy under Section 416 of the Code.

(3)For purposes of this subsection (a), the following definitions shall apply.  The term “Determination Date” shall mean, with respect to any Plan Year, the last day of the preceding Plan Year, or in the case of the first Plan Year, the first day of such year.  The term.

(b)Key Employee.  A “Key Employee” is any Employee (including a beneficiary of such Employee) who, subject to Section 416(i) of the Code or the Regulations thereunder, at any time during the Plan Year or any of the four preceding Plan Years is:

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(1)An officer of a Company earning more than 50 percent times the dollar limitation in effect under Section 415(b)(1)(A) of the Code (but in no event shall more than 50 Employees or, if less, the greater of three or ten Percent of all Employees be taken into account under this Section 15.6(b)(1) as Key Employees);

(2)One of the ten (10) Employees earning more than the dollar limitation in effect under Section 415(c)(1)(A) of the Code and owning (or considered as owning within the meaning of Section 318 of the Code) the largest interests in a Member Company; provided, that, if two employees have the same interest in a Member Company, the Employee having greater Compensation will be deemed to have the greater interest;

(3)A person owning (or considered as owning within the meaning of Section 318 of the Code) more than five percent (5%) of the outstanding stock of a Member Company or stock possessing more than five percent (5%) of the total combined voting power of all stock of a Member Company; or

(4)A person who has an annual compensation from a Company of more than one hundred fifty thousand dollars ($150,000) and who would be described in Section 15.6(b)(3) if one percent (1%) were substituted for five percent (5%).

(5)Notwithstanding the foregoing, a Key Employee means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the determination date was an officer of the employer having annual Compensation greater than $130,000 (as adjusted under section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), a five percent (5%) owner of the Company, or a one percent (1%) owner of the Company having annual Compensation of more than $150,000.  For this purpose, annual Compensation means Compensation within the meaning of Section 415(c)(3) of the Code.  The determination of who is a Key Employee will be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

(c)Aggregation Group.  “Aggregation Group” means a group of plans maintained by one or more Companies determined according to the following rules:

(1)The Aggregation Group shall include all such plans which are required to be included in the Aggregation Group as follows:

(i)Each plan of a Company in which a Key Employee is a Participant; and

(ii)Each other plan of a Company which enables any Plan described in (i), above, to meet the requirements of Section 401(a)(4) or 410 of the Code.

(2)If the Committee or its delegate elects, the Aggregation Group may include any other plan maintained by one or more Companies, provided the Aggregation Group satisfies the requirements of Sections 401(a)(4) and 410 of the Code.

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(d)Top-Heavy Group.  The Aggregation Group shall be a “Top-Heavy Group” for a Plan Year if, as of the last day of the preceding Plan Year, the sum of (1) the present value of the cumulative accrued benefits for Key Employees under any defined benefits plans included in the Aggregation Group, and (2) the Account balances of Key Employees under any defined contribution plans included in the Aggregation Group exceeds sixty percent (60%) of the sum of the total cumulative accrued benefits and Account balances for all participants under all the plans in the Aggregation Group.  If the Aggregation Group is a Top-Heavy Group, each plan required to be included in the Aggregation Group is a Top-Heavy Plan.  However, no plan included in the Aggregation Group at the election of the Committee shall be subject to the top-heavy rules of this Article XV solely on account of such election.

(e)Compensation.  For purposes of this Article XV, the term Compensation has the meaning given such term by Section 415(c)(3) of the Code.

(f)Non-Key Employee.  A “Non-Key Employee” is any Employee (including a former Employee) who is not a Key Employee.

Special Rules

.

(a)For purposes of determining the present value of the cumulative accrued benefit of any Employee, or the amount of the Account balance of any Employee, such present value or amount shall be increased for distributions made to the Participant during the one (1) year period ending on the Determination Date.  However, if a distribution is made for a reason other than severance from service, death or disability, a five (5) year look back period shall be exchanged for the one (1) year period in the preceding sentence.  The rules above shall also apply to distributions under a terminated plan that, if it had not been terminated, would have been required to be included in a Aggregation Group.  Also, any rollover contribution or similar transfer initiated by the Employee and made after December 31, 1983 to a plan shall be taken into account with respect to the transferee plan for purposes of determining whether such plan is a Top-Heavy Plan (or whether any Aggregation Group which includes such plan is a Top-Heavy Group) in accordance with Section 416(g)(4)(A) of the Code.

(b)If any individual is a Non-Key Employee with respect to any plan for any plan year, but the individual was a Key Employee with respect to the plan for any prior plan year, any accrued benefit for the individual (and the Account balance of the individual) shall not be taken into account for purposes of this Article XV.

(c)If any individual has not performed services for the Company or an Affiliated Company (other than benefits under the Plan) at any time during the one (1) year period ending on the Determination Date, any accrued benefit for such individual (and the account balance of the individual) shall not be taken into account for purposes of this Article XV.

(d)In applying the foregoing provision of this Section, the accrued benefit of a Non-Key Employee shall be determined (i) under the method, if any, which is used for accrual purposes under all plans of the Company and any Affiliated Company, or (ii) if there is no such

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uniform method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under Section 414(b)(1)(C) of the Code.

Article XVI
MISCELLANEOUS

Annual Statement

.  As soon as possible after each Anniversary Date each Participant will receive a written statement showing:

(a)the balance in each of his or her Accounts as of the preceding Anniversary Date;

(b)the amount of Company contributions (and Forfeitures) allocated to his or her Accounts for that Plan Year;

(c)the adjustments to his or her Accounts to reflect his or her share of dividends and the net income (or loss) of the Trust for that Plan Year; and

(d)the new balances in each of his or her Accounts, including the number of shares of Company Stock, as of that Anniversary Date.

No Right to Employment Hereunder

.  The adoption and maintenance of this Plan shall not be deemed to constitute a contract of employment or otherwise between any Company and any Employee or Participant, or to be consideration for, or an inducement or condition of, any such employment.  Nothing contained herein shall be deemed to give to any person the right to be retained in the service of any Member Company or to interfere with the right of the Member Company to discharge, with or without cause, any Employee or Participant at any time.

Limitation on Company Liability

.  Any benefits payable under this Plan shall be paid or provided for solely from the Trust Fund and no Company assumes any liability or responsibility therefor.  The Companies obligations hereunder are limited solely to the making of contributions to the Trust Fund as provided for in this Plan.  No Company shall be responsible for any decision, act or omission of the Trustee or the Committee or an Operating Committee, or shall be responsible for the application of any monies or other property paid or delivered to the Trustee.

Exclusive Benefit

.  Except to the extent and under the circumstances permitted from time to time by the law governing the requirements applicable to qualified plans within the meaning of Section 401 of the Code (or any successor provision), none of the assets held by the Trustee under this Plan shall ever revert to any Company or otherwise be diverted to purposes other than the exclusive benefit of the Plan Participants or their Beneficiaries and defraying reasonable expenses of administering the Plan.  Notwithstanding the foregoing:

(a)Any contribution made by a Company by a mistake of fact may be returned to such Company within one year after such contribution is made.

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(b)If a contribution by a Company is conditioned on qualification of the Plan under Section 401 of the Code, and the Plan does not qualify, then such contributions may be returned to such Company within one year after the denial of qualification.

(c)If a contribution by a Company is conditioned upon its deductibility under Section 404 of the Code, then, to the extent the deduction is disallowed, such contribution may be returned to such Company within one year after the disallowance of the deduction.

No Alienation

.

(a)Subject to the exceptions set forth pursuant to Section 401(a)(13) of the Code, no economic interest, expectancy, benefit, payment, claim or right of any Participant or Beneficiary hereunder shall be subject to any claims of any creditor of any Participant or Beneficiary nor to attachment, garnishment or other legal process initiated by, or to the lien of any bankruptcy trustee or receiver appointed for the estate of any such Participant or Beneficiary, nor shall any such Participant or Beneficiary have any right to alienate, commute, pledge, encumber or assign any such economic interest, expectancy, benefit, payment, claim or right, contingent or otherwise.  In the event any person attempts to take any action contrary to this Section 16.6, such action shall be null and void and of no effect, and each Company, the Committee, the Operating Committee, and the Trustee shall disregard such action and shall not in any manner be bound thereby and shall suffer no liability on account of their disregard thereof.

(b)The preceding provisions of this Section 16.6 shall also apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order, unless such order is determined to be a domestic relations order, as defined in Section 414(p) of the Code, or any domestic relations order entered before January 1, 1986 if payments pursuant to such order commenced as of such date.

Rights Pursuant to USERRA

.  To the extent required by applicable federal law, including the Uniformed Services Employment and Reemployment Rights Act of 1994, if a uniformed services Employee returns to employment after cumulative military service of up to 5 years and qualifies for reemployment under such applicable federal law, then the returning Employee (to the extent he or she would otherwise qualify for participation hereunder) shall have the right to receive Company Contributions, set forth in Article IV, that the Employee would have otherwise received absent this military service. The Company must make these Company Contributions within the later of either:

(a)90 days of the Employee’s return to employment, or

(b)when such contributions are normally made for the Plan Year in which the Employee performs the military service.

Contributions will be based on the Compensation the Employee would have earned if he or she had not entered the military, or, if that determination is not reasonably certain, the Compensation earned during the 12-month period prior to entering the military. Upon re-employment, the Plan will credit a uniformed services Employee with the Hours of Service he or she missed while on

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that leave (for up to five years, as set forth above). The Employee may not share in any forfeiture allocations occurring during his or her or her period of military service.

Addresses

.  Each Participant not actively employed by a Company and each Beneficiary entitled to receive benefits under the Plan must file with the Committee, in writing, his or her current post office address.  Any communication, statement or notice addressed to such a person at his or her latest post office address as filed with the Committee will, on deposit in United States mail with postage prepaid, be binding upon such person for all purposes.

Data

.  Each person entitled to benefits under the Plan must furnish to the Committee or any Operating Committee such documents, evidence, or information as it considers necessary or desirable for the purpose of administering the Plan, or to protect the Companies or the Trustee; and it shall be a condition of the Plan that each person must furnish such information promptly and sign such documents before any benefits become payable under the Plan.

Gender and Number

.  Masculine gender shall include the feminine, and the singular shall include the plural unless the context clearly indicates otherwise.

Headings

.  Article and Section headings are for convenient reference only and shall not be a part of the substance of this instrument or in any way enlarge or limit the contents of any Article.

Counterpart

.  For purposes of the parties hereto, this document may be executed in any number of identical counterparts, each of which shall be a complete original in itself and may be introduced in evidence or used for any other purpose without the production of any other counterparts.

Governing Law

.  This Plan and Trust shall be construed, administered and governed in all respects under applicable federal law and, to the extent that federal law is inapplicable, in accordance with the laws of the State of California.  All contributions made hereunder shall be deemed to have been made in that State.

IN WITNESS WHEREOF, the Parsons Corporation has caused this instrument to be executed on this ____ day of ____________, 2019 by the undersigned officer duly authorized thereunto.

PARSONS CORPORATION

By:

Title: